                                                                   EXHIBIT 10.31

                                                                [CONFORMED COPY]






                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                            (AN ARIZONA CORPORATION),


                             BASIS ACQUISITION CORP.
                            (AN ARIZONA CORPORATION),


                                   BASIS, INC.
                           (A CALIFORNIA CORPORATION),


                                       AND

                           THE PRINCIPAL SHAREHOLDERS
                                 OF BASIS, INC.






                               AS OF JUNE 1, 1996

                                TABLE OF CONTENTS


         ARTICLE I.  THE MERGER; CLOSING; EFFECTIVE TIME........................................................  1
                  Section 1.1  The Merger.......................................................................  1
                  Section 1.2  Closing..........................................................................  1
                  Section 1.3  Effective Time...................................................................  1

         ARTICLE II.  ARTICLES OF INCORPORATION, BYLAWS AND
                                OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION.............................  2
                  Section 2.1  Articles of Incorporation and Bylaws.............................................  2
                  Section 2.2  Officers and Directors...........................................................  2

         ARTICLE III.  CONSIDERATION FOR MERGER.................................................................  2
                  Section 3.1  Payment of Merger Consideration..................................................  2
                  Section 3.2  Conversion of Shares.............................................................  2
                  Section 3.3  Contingent Merger Consideration.  ...............................................  2
                  Section 3.4  Additional Consideration.........................................................  3
                  Section 3.5  Restricted Securities and Legends................................................  4
                  Section 3.6  Underwriter's Restriction........................................................  4
                  Section 3.7  Treatment of Options.............................................................  4

         ARTICLE IV.  EXCHANGE OF CERTIFICATES..................................................................  4
                  Section 4.1  Exchange of Certificates.........................................................  4
                  Section 4.2  Surrender and Delivery of Securities.............................................  5
                  Section 4.3  Fractional Shares................................................................  5
                  Section 4.4  Dissenting Shareholders..........................................................  5

         ARTICLE V.  [INTENTIONALLY OMITTED.]...................................................................  5

         ARTICLE VI.  REPRESENTATIONS AND WARRANTIES............................................................  5
                  Section 6.1  Representations and Warranties of BASIS..........................................  5
                           a.       Organization, Corporate Power and Good Standing of BASIS....................  5
                           b.       Capital Structure and Title to Shares.......................................  6
                           c.       Authority...................................................................  6
                           d.       Compliance with Applicable Laws.............................................  7
                           e.       Litigation..................................................................  7
                           f.       Financial Statements........................................................  7
                           g.       Taxes.......................................................................  7
                           h.       Certain Agreements..........................................................  8
                           i.       Subsidiaries................................................................  8
                           j.       Absence of Certain Changes or Events........................................  8
                           k.       Shareholder Approval Required...............................................  8
                           l.       Broker's and Finder's Fees..................................................  8
                           m.       Corporate Records; Other Information........................................  8
                           n.       Books and Records...........................................................  8
                           o.       Labor and Employment Matters................................................  8
                           p.       Employee Benefit Plans......................................................  9
                           q.       Insurance................................................................... 10
                           r.       Contracts................................................................... 10
                           s.       Patents, Trademarks and Other Intellectual Property Rights.................. 11
                           t.       Environmental Condition and Governmental Authorizations..................... 13
                           u.       Real Estate................................................................. 13
                           v.       Tangible Property........................................................... 13
                           w.       Inventories................................................................. 14
                           x.       Accounts Receivable......................................................... 14
                           y.       Suppliers and Customers..................................................... 14
                           z.       Products; Warranty Policies................................................. 14
                           aa.      Certain Transactions and Agreements......................................... 15

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
                           ab.      Complete Disclosure......................................................... 15
                  Section 6.2  Representations and Warranties of Prologic....................................... 15
                           a.       Organization, Corporate Power and Good Standing............................. 15
                           b.       Capital Structure........................................................... 15
                           c.       Authority................................................................... 16
                           d.       Compliance with Applicable Laws............................................. 16
                           e.       Litigation.................................................................. 17
                           f.       Financial Statements........................................................ 17
                           g.       Taxes....................................................................... 17
                           h.       Broker's and Finder's Fees.................................................. 17
                           i.       Absence of Certain Changes or Events........................................ 17
                           j.       No Shareholder Vote......................................................... 17
                           k.       Securities Law Filings...................................................... 17
                           l.       Books and Records........................................................... 18
                           m.       Insurance................................................................... 18
                           n.       Accounts Receivable......................................................... 18
                           o.       Suppliers and Customers..................................................... 18
                           p.       Complete Disclosure......................................................... 18
                  Section 6.3  Representations and Warranties of Principal Shareholders......................... 18
                  Section 6.4  Survival of Representations and Warranties....................................... 19

         ARTICLE VII.  COVENANTS OF THE PARTIES................................................................. 19
                  Section 7.1  Conduct of Business Pending the Merger........................................... 19
                  Section 7.2  Compensation Plans............................................................... 21
                  Section 7.3  Legal Conditions to Merger....................................................... 21
                  Section 7.4  Shareholders' Meeting............................................................ 22
                  Section 7.5  Notification of Certain Matters.................................................. 22
                  Section 7.6  Public Announcements............................................................. 22
                  Section 7.7  Tax Treatment.................................................................... 22
                  Section 7.8  Further Assurances............................................................... 23
                  Section 7.9  Securities Laws.................................................................. 23
                  Section 7.10  No Other Negotiations........................................................... 23
                  Section 7.11  Access to Information........................................................... 23
                  Section 7.12  Affiliates Agreements........................................................... 23
                  Section 7.13  Shareholders' Agreement......................................................... 23
                  Section 7.14  BASIS Representative............................................................ 23
                  Section 7.15  Release of Personal Guaranty.................................................... 24
                  Section 7.16  Benefit Arrangements............................................................ 24
                  Section 7.17  Reservation of Shares........................................................... 24

         ARTICLE VIII.  CONDITIONS TO THE CLOSING............................................................... 24
                  Section 8.1  Conditions to BASIS's and Prologic's Obligations................................. 24
                           a.       Shareholder Approval........................................................ 24
                           b.       Other Approvals............................................................. 24
                           c.       No Injunctions, Restraints or Illegality.................................... 24
                           d.       Employment Agreement........................................................ 25
                           e.       California Securities Exemption............................................. 25
                           f.       Adequate Financing.......................................................... 25
                           g.       Tax Opinion................................................................. 25
                  Section 8.2  Conditions to Obligations of Prologic............................................ 25
                           a.       Representations and Warranties.............................................. 25
                           b.       Performance of Obligations of BASIS......................................... 25
                           c.       No Adverse Developments..................................................... 25
                           d.       Financial Statements........................................................ 25
                           e.       Affiliate Agreements........................................................ 26
                           g.       Shareholders' Agreement..................................................... 26
                           h.       Requisite Vote.............................................................. 26
                  Section 8.3  Conditions to Obligations of BASIS and the BASIS Shareholders.................... 26
                           a.       Representations and Warranties.............................................. 26
                           b.       Performance of Obligations of Prologic and Merger Subsidiary................ 26

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
                           c.       No Adverse Developments..................................................... 26
                           d.       Payment of Sequoia.......................................................... 26
                           e.       Consents.................................................................... 26
                           f.       Financial Statements........................................................ 26
                           g.       No Burdensome Condition..................................................... 27
                           h.       Other Documents............................................................. 27

         ARTICLE IX.  INDEMNIFICATION........................................................................... 27
                  Section 9.1  BASIS Indemnification............................................................ 27
                  Section 9.2  Reimbursement.................................................................... 27
                  Section 9.3  Prologic Indemnification......................................................... 28
                  Section 9.4  Reimbursement.................................................................... 28
                  Section 9.5  Notice........................................................................... 28

         ARTICLE X.  TERMINATION, AMENDMENT OR WAIVER........................................................... 29
                  Section 10.1  Termination.  .................................................................. 29
                  Section 10.2  Effect of Termination........................................................... 29
                  Section 10.3  Amendment.  .................................................................... 30
                  Section 10.4  Waiver.......................................................................... 30

         ARTICLE XI.  MISCELLANEOUS AND GENERAL................................................................. 30
                  Section 11.1  Definitions..................................................................... 30
                  Section 11.2  Fees and Expenses............................................................... 30
                  Section 11.3  Notices......................................................................... 30
                  Section 11.4  No Third-Party Beneficiaries.................................................... 30
                  Section 11.5  Governing Law................................................................... 30
                  Section 11.6  Entire Agreement................................................................ 30
                  Section 11.7  Attorneys' Fees................................................................. 31
                  Section 11.8  Severability.................................................................... 31
                  Section 11.9  Counterparts.................................................................... 31
                  Section 11.10  Headings....................................................................... 31
                  Section 11.11  Construction................................................................... 31
                  Section 11.12  Successors and Assigns......................................................... 31
                  Section 11.13  References..................................................................... 31


SCHEDULE A CALCULATION OF PRE-TAX EARNINGS

SCHEDULE B BASIS DISCLOSURE SCHEDULE

SCHEDULE C PROLOGIC DISCLOSURE SCHEDULE

SCHEDULE D KEY EMPLOYEES

SCHEDULE E OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

SCHEDULE F DEFINITIONS

EXHIBIT A         AGREEMENT OF MERGER

EXHIBIT B-1       OFFICER'S CERTIFICATE OF BASIS

EXHIBIT B-2       OFFICE CERTIFICATE OF PROLOGIC

EXHIBIT C         [INTENTIONALLY OMITTED]

EXHIBIT D         [INTENTIONALLY OMITTED]

EXHIBIT E         AFFILIATE AGREEMENT

EXHIBIT F         SHAREHOLDERS' AGREEMENT

EXHIBIT G         NOTICE INFORMATION

EXHIBIT H         OWNERSHIP OF BASIS STOCK

EXHIBIT I         UNDERWRITERS RESTRICTIONS ON SALE OF PROLOGIC STOCK

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 1st day of June, 1996, by Prologic Management Systems, Inc., an Arizona corporation ("Prologic"), BASIS Acquisition Corp., an Arizona corporation and a newly formed, wholly-owned subsidiary of Prologic ("Merger Subsidiary"), BASIS, Inc., a California corporation ("BASIS"), Patricia F. Shanks and J. Merrill Shanks (together, the "Principal Shareholders").

RECITALS:

         WHEREAS, Prologic desires to acquire BASIS, and BASIS is willing to be acquired by Prologic, pursuant to a merger in which BASIS will merge with and into Merger Subsidiary (the "Merger") and the shareholders of BASIS will receive certain consideration in accordance with the terms and conditions set forth in this Agreement; and

         WHEREAS, to effect the Merger, Prologic desires to adopt a plan of reorganization in accordance with Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements, and conditions contained in this Agreement, the parties agree as follows:

                 ARTICLE I. THE MERGER; CLOSING; EFFECTIVE TIME

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and the Agreement of Merger attached hereto as Exhibit "A" and entitled Articles of Amendment and Merger (and the Plan of Merger attached thereto) (the "Agreement of Merger"), at the Effective Time, BASIS shall merge with and into Merger Subsidiary and the separate corporate existence of BASIS shall cease. Merger Subsidiary (which this Agreement sometimes refers to as the "Surviving Corporation") shall survive the Merger and shall be governed by the laws of the State of Arizona. At and after the Effective Time, Merger Subsidiary shall retain and possess all rights, privileges, immunities, and franchises, and be subject to all the restrictions, disabilities, debts, liabilities and duties, of each of BASIS and Merger Subsidiary. The Merger shall have the effects specified in Section 10-1106 of the Arizona Business Corporation Act ("Arizona BCA") and Section 1107 of the California General Corporation Law ("California GCL") with respect to BASIS and Merger Subsidiary. Upon the consummation of the Merger, the Surviving Corporation shall change its name to BASIS, Inc.

         Section 1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Brown & Bain, P.A., 2901 North Central Avenue, Phoenix, Arizona 85012, commencing at 10:00 a.m. Arizona time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Merger set forth in Article VIII (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as Prologic and BASIS shall mutually determine ("Closing Date").

         Section 1.3 Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article VIII and provided that this Agreement has not been terminated or abandoned pursuant to Article X, each of BASIS, Prologic and Merger Subsidiary will cause the documents required under the California GCL and Arizona BCA ("Merger Filing Documents") to be filed with the Secretary of State of the State of California ("California Secretary") and the Corporation Commission of the State of Arizona ("Arizona Commission"), as provided in Section 1103 of the California GCL and Section 10-1105 of the Arizona BCA, respectively. The Merger shall become effective upon the filing of Merger Filing Documents with the Arizona Commission, and this Agreement refers to such time of filing as the "Effective Time." Solely for accounting purposes, the Effective Time shall be deemed to be at 6:00 p.m. on June 30, 1996.

                ARTICLE II. ARTICLES OF INCORPORATION, BYLAWS AND
               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

         Section 2.1 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Subsidiary in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the Arizona BCA.

         Section 2.2 Officers and Directors. The directors and officers specified on the attached Schedule E shall be the directors and officers, respectively, of the Surviving Corporation from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.


                      ARTICLE III. CONSIDERATION FOR MERGER

         Section 3.1 Payment of Merger Consideration. The "Merger Consideration" payable to the shareholders of BASIS listed on Exhibit H hereto, together with any other holder of BASIS Common Stock immediately prior to the Merger ("BASIS Shareholders") in connection with the transactions contemplated herein shall be payable as follows:

                  a. $500,000 payable by Prologic to the Exchange Agent at the Closing, by certified or official bank check or by wire transfer of immediately available funds to the account designated by the BASIS Representative at least two business days prior to the Closing ("Cash Payment");

                  b. the conversion of securities at the Effective Time as set forth in Section 3.2 (together with the Cash Payment, and any cash payments made in lieu of fractional shares, the "Closing Merger Consideration"); and

                  c. the issuance of additional securities or cash to the BASIS Shareholders as Contingent Merger Consideration on or before September 30, 1997 as set forth in Section 3.3.

Each payment of cash and each issuance of securities to BASIS Shareholders pursuant to this Agreement shall be payable to or shall be issuable to individual BASIS Shareholders in proportion to their respective ownership of BASIS stock (the "Proportionate Share" as listed on and determined by reference to Exhibit H hereto).

         Section 3.2 Conversion of Shares. Pursuant to this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of BASIS, subject to the provisions of Article IV, all the shares of common stock of BASIS (other than Dissenting Shares) shall be converted into and become exchangeable for the number of shares of validly issued, fully paid and non-assessable common stock, no par value, of Prologic ("Prologic Common Stock") equal to $1,400,000 divided by the Closing Price for the Prologic Common Stock. "Closing Price" means the average of the closing sales price of Prologic Common Stock as listed on NASDAQ Small Capital Market for the ten trading days immediately preceding June 30, 1996 or, if earlier, the two days prior to the Closing Date, provided, that if the Closing Price is less than $4.00, the Closing Price used for this calculation shall be $4.00 and if the Closing Price is more than $8.00, the Closing Price used for this calculation shall be $8.00.

         Section 3.3 Contingent Merger Consideration. Prologic shall pay the BASIS Representative, for distribution to the BASIS Shareholders, the Contingent Merger Consideration, which shall be the sum of the First Contingent Payment and the Second Contingent Payment.

                  a. The "First Contingent Payment" shall be the number of shares of Prologic Common Stock equal to $1,100,000 divided by the Closing Price, provided, however, that if the Closing Price is less

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than $5.00, the Closing Price used for this calculation shall be $5.00 and if the Closing Price is more than $7.00, the Closing Price used for this calculation shall be $7.00. In the event pre-tax earnings of Merger Subsidiary after the merger with BASIS for the twelve months ending June 30, 1997 (as calculated in accordance with Schedule A and based on the audited balance sheet of the Merger Subsidiary at such date) ("BASIS Earnings") is less than $500,000, the First Contingent Payment shall be the number of shares of Prologic Common Stock equal to $1,100,000 minus 4.4 times the amount by which BASIS Earnings are less than $500,000, divided by the Closing Price. If BASIS Earnings are below $250,000, the First Contingent Payment payable pursuant to this Section shall be 0 shares.

               b. The "Second Contingent Payment" shall be the number of shares of Prologic Common Stock equal to $500,000 divided by the Contingent Price. The "Contingent Price" means the average of the closing sales price of Prologic Common Stock as listed on the NASDAQ Small Capital Market for the ten trading days immediately preceding June 30, 1997 or the date of a Transfer governed by
Section 3.3(d), provided, that if the Closing Price is less than $5.00, the Closing Price used for this calculation shall be $5.00 and if the Closing Price is more than $10.00, the Closing Price used for this calculation shall be $10.00. In the event BASIS Earnings are more than $500,000, the Second Contingent Payment shall be the number of shares equal to $500,000 minus 2 times the amount by which BASIS Earnings are less than $750,000, divided by the Contingent Price. In the event that BASIS Earnings are less than $500,000, the Second Contingent Payment payable pursuant to this provision shall be 0 shares.

               c. Notwithstanding anything contained in this Section 3.3 to the contrary, upon the written election of either Prologic or the BASIS Representative, up to 40% of the Contingent Merger Consideration to be paid to BASIS Shareholders shall be paid in cash rather than shares of Prologic Common Stock. Any election under this Section 3.3 shall be made, if at all, by delivery of written notice to the other party not less than ten business days prior to the date of payment, provided, that no payment will be made in cash pursuant to this Section or Section 3.4 if BASIS delivers an opinion of counsel reasonably satisfactory to Prologic no less than five days prior to the date of payment that the proposed payment will have a material adverse effect on the tax exempt treatment of shares of Prologic Common Stock received in connection with the transaction contemplated herein.

               d. If at any time prior to June 30, 1997, Prologic sells or otherwise transfers or disposes of voting control of BASIS, or sells or otherwise disposes of any asset or assets of BASIS that could have a material adverse impact on the achievement of BASIS Earnings (other than (a) a transfer to Prologic, a parent of Prologic or a majority-owned subsidiary of Prologic, or
(b) in connection with the sale or transfer of all or substantially all of the assets or shares of Prologic) ("Transfer"), then the formula by which BASIS will be paid Contingent Payments will be modified by multiplying the revenue targets set forth in Section 3.3(a) and (b) above by a fraction, the numerator of which is the number of whole months then elapsed since the Effective Date of the Merger and the denominator of which is twelve, and determining if BASIS has met those reduced targets based on BASIS Earnings at the time of the event giving rise to the modification; provided, however, that if notwithstanding such event, BASIS nonetheless achieves BASIS Earnings such that it would be paid a higher amount of Contingent Payments under the original formula at the end of the original period then under the revised formula, then BASIS shall receive such higher amount of Contingent Payments.

         Section 3.4 Additional Consideration. If at any time prior to June 30, 1998, Prologic effects an asset transfer of any intellectual property that is an asset of BASIS as of May 15, 1996 (other than (a) through licenses in the ordinary course of business, (b) a transfer to Prologic, a parent of Prologic or a majority-owned subsidiary of Prologic), (c) in connection with the sale or transfer of all or substantially all of the assets or shares of the Surviving Corporation or Prologic), then Prologic shall issue shares of Prologic Common Stock to BASIS Shareholders based on their Proportionate Share in an amount equivalent to thirty percent (30%) of the net consideration received or to be received by Prologic for such assets ("Additional Consideration").

         The number of shares to be paid under this Section shall be issued within thirty business days of the receipt of any such payment and will be based on the Average Share Price of the Prologic Common

Stock determined as of the ten days prior to such receipt. Either Prologic or the BASIS Representative may elect that up to 40% of the consideration received pursuant to this section shall be paid in cash by providing written notice to the other party no less than ten business days prior to the date of payment.

         Section 3.5 Restricted Securities and Legends. It is understood that the shares of Prologic Common Stock to be issued as Merger Consideration have not been registered under the Securities Act and that the certificates evidencing such Prologic Common Stock shall bear the following legend:

               "These securities have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act (or its equivalent under the laws of any applicable jurisdiction other than the United States) or, under certain circumstances, an opinion of counsel satisfactory to the Company that such transaction will not be in violation of applicable securities laws. These securities are subject to certain limitations and restrictions, such as a limitation on transferability, under the Shareholders' Agreement, dated as of _____________, 1996, by and between the Company, BASIS Acquisition Corp., BASIS, Inc., and the shareholders of BASIS, Inc., and the Underwriting Agreement, dated as of March 14, 1995, by and between the Company and Nutmeg Securities, Ltd., copies of which may be obtained from the Company."

         Section 3.6 Underwriter's Restriction. It is understood that the certificates evidencing the Prologic Common Stock to be issued as Merger Consideration are subject to certain restrictions on sale as set forth in
Exhibit I hereto.

         Section 3.7 Treatment of Options. Without any action on the part of the holders thereof, all outstanding stock options for shares of BASIS Common Stock held by employees of BASIS pursuant to the BASIS Stock Option Agreements and other stock options, warrants and other rights to acquire shares of BASIS Common Stock held by all other Persons (together, the "BASIS Stock Plans") shall automatically be terminated and cancelled upon the effectuation of the Merger. Each holder of a stock option, warrant or other right shall thereafter cease to have any rights with respect to such options, warrants or other rights.


                      ARTICLE IV. EXCHANGE OF CERTIFICATES

         Section 4.1 Exchange of Certificates. On or prior to the Closing Date, Prologic shall provide to the Exchange Agent the certificates representing shares of Prologic Common Stock required to effect the conversions referred to in Section 3.2. Prologic shall also make available to the Exchange Agent the cash required to make the Cash Payments, and the cash payments in lieu of fractional shares, referred to in Section 4.3 below. Shares of Prologic Common Stock into which shares of BASIS Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

         From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of BASIS Common Stock ("Cancelled Shares"), other than shares with respect to which dissenters' rights, if any, are granted by reason of the Merger, shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent a certificate or certificates representing their Proportionate Share of shares of Prologic Common Stock into which shares of BASIS Common Stock were converted pursuant to Section 3.2 and the Proportionate Share of the Cash Payment pursuant to Section 3.2. From and after the Effective Time, Prologic shall be entitled to treat the certificates which immediately prior to the Effective Time represented shares of BASIS Common Stock and which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of Prologic Common Stock (together with the Proportionate Share of the Cash Payment) into which the shares of BASIS Common Stock represented by such certificates shall have been converted pursuant to Section 3.2, notwithstanding the failure to surrender such certificates. However, notwithstanding any other provision of this Agreement, until holders or transferees of certificates which immediately prior to the Effective Time represented shares of BASIS Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made. Upon surrender of a certificate which immediately prior to the Effective Time represented outstanding shares of BASIS Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of shares of Prologic Common Stock represented by the certificate or certificates issued upon such surrender.

         Section 4.2 Surrender and Delivery of Securities. Promptly after the Effective Date, the Secretary of Prologic (the "Exchange Agent"), shall provide to each holder of Cancelled Shares a letter of transmittal and instructions for use in effecting the surrender of the certificates representing Cancelled Shares. Subject to Article IV, upon any Person's surrender to the Exchange Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions, Prologic shall cause the Exchange Agent promptly to deliver to that Person a certificate in the name of that Person representing the Merger Consideration set forth in Section 3.1(a) and (b) to which such Person is entitled.

         Section 4.3 Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Prologic Common Stock shall be issued upon the surrender for exchange of Cancelled Shares. In lieu of any such fractional shares, each holder of BASIS Common Stock who would otherwise have been entitled to a fraction of a share of Prologic Common Stock upon surrender of Cancelled Shares for exchange shall be entitled to receive from the Exchange Agent a cash payment in lieu of such fractional share equal to such fraction multiplied by the Closing Price.

         Section 4.4 Dissenting Shareholders. In the event that a BASIS Shareholder shall exercise rights with respect to the Merger pursuant to Section 1300 of the California GCL as a result of such holder not voting to approve the Merger, the BASIS shares of such holder ("Dissenting Shares") shall be converted into the right to receive such consideration as may be determined to be due to such holder pursuant to Sections 1300 et seq. of the California GCL, unless such holder effectively withdraws or forfeits such right to appraisal, at which time the holder's Dissenting Shares shall be converted into and represent a right to receive Merger Consideration in accordance with Section 3.1.


                       ARTICLE V. [INTENTIONALLY OMITTED.]


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Section 6.1 Representations and Warranties of BASIS. BASIS represents and warrants to Prologic that, except as disclosed in the corresponding section of the BASIS Disclosure Schedule attached as Schedule B ("BASIS Disclosure Schedule"):

         a. Organization, Corporate Power and Good Standing of BASIS. BASIS is a corporation duly organized, validly existing in good standing under the laws of the State of California and has the corporate power and authority to carry on its business as now conducted and to own or lease its properties and other assets as now owned or leased. BASIS is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its business or its ownership of property requires such qualification, except for such jurisdictions (individually and in the aggregate) with respect to which the failure to be so qualified and in good standing would not have a Material Adverse Effect.


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



         b.    Capital Structure and Title to Shares.

               i. The authorized capital stock of BASIS consists of 2,000,000 shares of BASIS Common Stock. As of the date of this Agreement, 1,309,500 shares of BASIS Common Stock are outstanding, and 103,500 shares are reserved for issuance pursuant to the exercise of any BASIS Stock Options that are issued and outstanding. All outstanding shares of BASIS Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights, rights of first refusal, or right of rescission, and have been offered, issued, sold and delivered by BASIS in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matter on which shareholders may vote ("Voting Debt") of BASIS issued or outstanding.

               ii. Except as described in subsection (iii) below, there are no options, warrants, calls, rights, commitments or agreements of any character to which BASIS is a party or by which it is bound, obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock or any Voting Debt or obligating it to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating the Surviving Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt it or obligating it to grant, extend or enter into any such option, warrant, call, right or agreement (assuming no such right has been granted by Prologic or any of its subsidiaries). There are no outstanding contractual obligations of BASIS to repurchase, redeem or otherwise acquire any shares of its capital stock.

               iii. Attached as Section 6.1(b)(iii)(A) of the BASIS Disclosure Schedule ("Shareholders List") is an accurate and complete list of each of the shareholders of BASIS Common Stock, including the name and address of each such shareholder, each capacity, if any, in which each shareholder presently serves BASIS (or has served BASIS within the last six months), the number of shares of BASIS Common Stock held by each shareholder, and the date on which such shares were issued and the nature and amount of consideration paid for such shares. Attached as Section 6.1(b)(iii)(B) of the BASIS Disclosure Schedule ("Options List") is an accurate and complete list of each Person who has the right to acquire shares of BASIS Common Stock from BASIS pursuant to any option, warrant, call, right, commitment or agreement of any character, including, without limitation, BASIS Options, including the name of each such Person, each capacity in which such Person presently serves BASIS (or served BASIS at the time such right became effective), the number of shares of BASIS Common Stock that such Person has the right to acquire (both at this time and ultimately with the passage of time) and the nature and amount of consideration payable to acquire such shares, the date on which the right to acquire such shares became effective, and the plan and/or agreement under which such right is memorialized.

         c.    Authority.

               i. BASIS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions that this Agreement contemplates, subject to the approval and adoption of this Agreement and the transactions it contemplates by the shareholders of BASIS. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BASIS. This Agreement has been duly executed and delivered by BASIS and constitutes a valid and legally binding obligation of BASIS, enforceable in accordance with its terms (assuming the due execution and delivery hereof by Prologic), subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and of general principles of equity.

               ii. The execution and delivery of each of the Transaction Agreements does not, and the consummation of the transactions contemplated by each of the Transaction Agreements will not, (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a material benefit, under, or the imposition of a Lien on any assets of BASIS pursuant to (any such violation, default, right of termination, cancellation or acceleration, loss or imposition, a "Violation"), any provision of the Articles of Incorporation or Bylaws of BASIS; or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations, and filings referred to in paragraph (iv) below, result in any Violation with respect to any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, license, judgment, order, decree, statute, law, rule or regulation presently in effect and applicable to BASIS or any of the Principal Shareholders or its or their respective properties or assets, which Violation could have (either individually or in the aggregate) a Material Adverse Effect or impair the ability of BASIS or any Principal Shareholder to perform any of its obligations under any of the Transaction Agreements.

               iii. The execution and delivery of each of the Transaction Agreements, and the consummation of the transactions contemplated by each of the Transaction Agreements, by BASIS or any of the BASIS Shareholders will require no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any other Person, except for the filing of the Merger Filing Documents with the California Secretary and the Arizona Commission, the filing of a Notice of Transaction, and related material, pursuant to Rule 260.102.14 of the California Blue Sky Regulations and the obtaining of the approval of the Merger by the shareholders of BASIS.

         d. Compliance with Applicable Laws. BASIS holds all permits, licenses, variances, exemptions, order and approvals of all Governmental Entities that are material to the operation of the business of BASIS and the failure of which to hold would have, individually or in the aggregate, a Material Adverse Effect (the "BASIS Permits"). BASIS is in compliance with the terms of all applicable BASIS Permits, except where the failure so to comply could not have (either individually or in the aggregate) a Material Adverse Effect. The business of BASIS has not been conducted and is not being conducted in violation of, and BASIS is not or has not been in violation of, any Applicable Laws. BASIS has not received any notice of any alleged violation of any Applicable Laws and no investigation by any Governmental Entity with respect to BASIS is pending or, to the knowledge of BASIS, threatened.

         e. Litigation. There is no suit, action, proceeding, order or investigation, at law or equity, pending or, to the knowledge of BASIS, threatened against or affecting BASIS or any of its properties or other assets.

         f. Financial Statements. BASIS has delivered to Prologic the balance sheets of BASIS as at December 31, 1993 through 1995, and the related statements of income, retained earnings and changes in financial position for the years then ended compiled by Dillon & Gin, L.L.P., independent certified public accountants, and the unaudited balance sheet of BASIS as at March 31, 1996 (the "BASIS Balance Sheet"), and the related unaudited statements of income for the three-month period then ended, prepared by the management of BASIS (collectively, the "BASIS Financial Statements") together with all available subsequent monthly financials. Each of the BASIS Financial Statements fairly presents the financial condition and results of operation of BASIS as at the respective date and for the respective periods; provided, however, such financial statements as at, and for the period ended, March 31, 1996 and thereafter are subject to normal recurring year end adjustments.

         g. Taxes. BASIS has filed when due, or obtained an extension to file, all tax returns, reports and information in respect of taxes required to be filed by it or any of its subsidiaries, and has timely paid, or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns. All such returns, reports and other information with respect to any material tax liability of BASIS are accurate and complete in all material respects. BASIS has no liability for taxes in excess of the amounts paid or the reserves established by BASIS. To the knowledge of BASIS, no deficiencies for any material tax liability of BASIS have been proposed, asserted or assessed against BASIS, except such deficiencies as are fully reserved by BASIS. There are no pending or, to the knowledge of BASIS, threatened audits, investigations or claims in respect of taxes payable by BASIS. None of the income tax returns of BASIS has been examined by or settled with the federal or state tax authorities, and no waiver extending the statute of limitations with respect to any such return has been requested or granted.

         h. Certain Agreements. BASIS is not a party to any oral or written (i) partnership or joint venture agreement, (ii) noncompetition or similar agreement that restricts BASIS from engaging in any type of business, (iii) agreement with any executive officer or other employee of BASIS, the benefits of which are contingent, or the terms of which will change materially, upon the occurrence of a transaction involving BASIS of the nature of the transactions contemplated by this Agreement, (iv) agreement with respect to any executive officer of BASIS providing any term of employment or compensation guaranty, or (v) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         i. Subsidiaries. BASIS has no subsidiaries and has no other interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

         j. Absence of Certain Changes or Events. BASIS has not incurred any material liability required by generally accepted accounting principles to be included in the BASIS Balance Sheet which is not included therein. Since the date of the BASIS Balance Sheet, there has been no change, or, to the knowledge of BASIS, any change that is likely to occur in the business, assets, condition (financial or otherwise) or results of operations of BASIS or any of its subsidiaries that has had, or is reasonably likely to have, (either individually or in the aggregate) a Material Adverse Effect.

         k. Shareholder Approval Required. The affirmative vote of the holders of the majority of the outstanding shares of BASIS Common Stock entitled to vote is the only vote of the holders of any class or series of BASIS capital stock necessary to approve this Agreement and the transactions it contemplates.

         l. Broker's and Finder's Fees. Other than fees to be paid to Sequoia Partners and to legal and accounting advisors acting as such, neither BASIS nor anyone acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or consultant or other Person in connection with the transactions contemplated by this Agreement, and, except as stated above, no Person is entitled to receive from BASIS any such fee or commission.

         m. Corporate Records; Other Information. The minute books of BASIS made available to Prologic constitute complete and accurate, in all material respects, records of all meetings and actions taken by the Board of Directors, committees of the Board of Directors and the shareholders of BASIS.

         n. Books and Records. The books, records and accounts of BASIS (i) are in all material respects accurate and complete, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years,
(iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of BASIS, and (iv) accurately and fairly reflect the basis for the BASIS Financial Statements.

         o.    Labor and Employment Matters.

               i. BASIS is and has been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice.

               ii. BASIS is not delinquent or in arrears in payments to any of its officers, directors, employees or agents for any wages, salaries, commission, bonuses or other direct compensation for any services performed by them or benefits required to be provided or amounts required to be reimbursed to such officers, directors, employees or agents.

               iii. If the employment of any such officers, directors, employees or agents terminates for any reason, neither BASIS, Prologic, Merger Subsidiary nor the Surviving Corporation will, pursuant to any agreement in effect, or by reason of any act or omission by BASIS before the Effective Time, be liable to any of such officers, directors, employees or agents for so-called "severance pay" or any other payments, benefits or damages.

               iv. There is no material controversy pending or, to the knowledge of BASIS, threatened between BASIS and any of its employees or consultants or former employees or consultants.

               v. BASIS (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, and (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization. BASIS has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby or by any of the other Transaction Agreements will have a material adverse effect on such labor relations, and has no knowledge that any of its Key Employees intends to leave its employ.

               vi. BASIS has no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). To the knowledge of BASIS, no employee of BASIS is in violation of any term of any employment contract, patent disclosure statement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed thereby, or to use Proprietary Information of others, and the employment of such employees does not subject BASIS to any claim by any other Person.

               vii. A list of all employees, officers and consultants of BASIS and their current compensation is set forth on Schedule 6.1(o)(vii) of the BASIS Disclosure Schedule. Such list also describes any vested benefits, including, without limitation, vacation or sick pay, which each Person on such list is entitled to receive from BASIS.

         p.    Employee Benefit Plans.

               i. Section 6.1(p) of the BASIS Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a BASIS Employee Plan,
(B) is entered into, maintained or contributed to, by BASIS and (C) covers any employee or former employee of BASIS. Such contracts, plans and arrangements as are described in this Section are herein referred to collectively as the "BASIS Benefit Arrangements." Each BASIS Benefit Arrangement has been maintained in substantial compliance with its terms and with the material requirements prescribed by any and all Applicable Laws. BASIS has made available or delivered to Prologic an accurate and complete copy or description of each BASIS Benefit Arrangement.

               ii. With respect to all employees and former employees of BASIS, BASIS does not presently maintain, contribute to or have any liability (including current or potential multi-employer plan withdrawal liability) under any (A) non-qualified deferred compensation or retirement plan or arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA,
(B) qualified defined contribution retirement plan or arrangement that is an employee pension benefit plan, (C) qualified defined benefit pension plan or arrangement that is an employee pension benefit plan, (D) "multi-employer plan" as defined in Section 3(37) of ERISA, (E) unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, or (F) any other employee welfare benefit plan (collectively, the "BASIS Employee Plans").

               iii. All insurance contracts or funding agreements that implement any of the employee benefit plans listed in the BASIS Disclosure Schedule are fully insured or reserved in amounts sufficient to pay all claims incurred.

         q. Insurance. BASIS maintains the insurance listed in the BASIS Disclosure Schedule and has made copies of all policies available to Prologic. All policies of insurance and fidelity or surety bonds insuring BASIS, or its business, assets, employees, officers or directors, are in full force and effect. BASIS is in compliance, in all material respects, with the terms of such policies and instruments. As of the date of this Agreement, there are no claims by BASIS under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. BASIS has not been refused any insurance relating to its business, nor has any insurance carrier to which BASIS has applied for insurance during the last three years limited any coverage relating to its businesses.

         r. Contracts. The BASIS Disclosure Schedule contains a complete and correct list of all material agreements, contracts and commitments currently in effect of the following types, written or oral, to which BASIS is a party on the date of this Agreement and which is in effect on the date of this Agreement or, pursuant to its terms, may be in effect in the future:

               (A) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating in any way to the borrowing of money or extension of credit (other than with respect to normal payment terms for trade debt incurred in the ordinary course of its business);

               (B)  employment, consulting or agency agreements;

               (C) collective bargaining agreements or contracts with any labor union;

               (D) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, severance or other plans, trusts or funds for the benefit of employees (whether or not legally binding and to the extent not included in Section 6.1(p)(i) and (ii) of the BASIS Disclosure Schedule);

               (E) sales, agency, dealer, manufacturer's representative or distributorship agreements under which $15,000 or more was paid in the preceding 12 month period or is likely to be paid in the next 12-month period;

               (F) agreements, orders or commitments for the purchase by BASIS of raw materials, supplies or finished products exceeding or which is likely to exceed $15,000 in any consecutive 12-month period;

               (G) agreements, orders or commitments for the sale by BASIS of its products exceeding or which is likely to exceed $15,000 in any consecutive 12-month period;

               (H) licenses of patent, copyright, trademark or other rights relating to any Intellectual Property and Proprietary Information, whether as a licensor or licensee (other than standard "shrink-wrap", end-user license agreements to which BASIS is a party, provided that any form of license agreement under which BASIS is the licensor shall be included in the BASIS Disclosure Schedule);

               (I) leases of real or personal property requiring annual rental payments of more than $15,000;

               (J) contracts containing covenants purporting to limit BASIS's or any of its subsidiaries' freedom to compete in any type of business in any geographic area;

               (K) brokerage or finder's agreements;

               (L) partnership or joint venture agreements or arrangements or any other agreements that involve the sharing of profits with other persons;

               (M) any agreement with any of its officers, directors or shareholders or to the knowledge of BASIS, their respective affiliates or relatives or any entity in which any of such Persons has an economic interest or equity participation; or

               (N) other agreements, contracts and commitments that involve or are likely to involve payments or receipts of more than $15,000 in any consecutive 12-month period or otherwise are material to BASIS.

BASIS has delivered or made available to Prologic accurate and complete copies of all material written agreements, contracts and commitments, together with all amendments, and accurate descriptions of all material oral agreements, listed in
Section 6.1(r) of the BASIS Disclosure Schedule. All such agreements, contracts and commitments are in full force and effect and there are no events or conditions that, after notice or lapse of time or both, would constitute a default thereunder by BASIS. To the knowledge of BASIS, no such agreement, contract or commitment has been breached or cancelled by the other party thereto. BASIS has no knowledge of any expected breach or cancellation by any other party of any such agreement, contract or commitment. Since the date of the BASIS Balance Sheet, to the knowledge of BASIS, no customer or supplier of BASIS has indicated that it will stop or decrease its business with BASIS. BASIS has performed, in all material respects, all obligations that any of such agreements, contracts or commitments require them to perform and has not received any claim of default under any of such agreements, contracts or commitments. BASIS has no knowledge or present expectation that it is unlikely, in the future, to be able to perform any of its material obligations under any such agreement, contract or commitment. BASIS has no material liability for renegotiation of government contracts or subcontracts, if any.

         s.    Patents, Trademarks and Other Intellectual Property Rights.

               i. Section 6.1(s) of the BASIS Disclosure Schedule sets forth an accurate and complete list of all the following intellectual property rights belonging to BASIS ("Intellectual Property"):

                      (A) all patents and patent applications owned or filed by BASIS, and any amendment thereto, including in each case the country of filing, filing number, date of issue, expiration date and title;

                      (B) all registered trademarks and trademark applications owned or filed by BASIS, and any amendment thereto, including in each case the country of filing, filing number, date of issue and expiration date;

                      (C) all registered copyrights owned or filed by BASIS and any amendment thereto, including in each case the country of filing, filing number, date of issue and expiration date;

                      (D) all other trademarks, service marks, trade names and copyrights and all computer software and trade secrets owned by BASIS the inability of which to use could have a Material Adverse Effect;

                      (E) all license or purchase agreements pursuant to which BASIS acquired rights to any intellectual property (other than standard "shrink-wrap," end-user license agreements) and all agreements, oral or written, pursuant to which BASIS must pay royalties or other sums to any Person with respect to any intellectual property (other than off-the-shelf, commercially available software used in the ordinary course of BASIS's business), and any amendment thereto, and

                      (F) all license agreements, oral or written, pursuant to which BASIS has granted any Person any rights with respect to any of its intellectual property (other than standard "shrink-wrap," end-user license agreements) and all agreements, oral or written, pursuant to which BASIS is entitled to receive royalties or other sums from any Person with respect to any intellectual property (other than such "shrink-wrap" licenses), and any amendment thereto.

               ii. BASIS has made available or delivered to Prologic and its counsel accurate and complete copies of all patents, applications and agreements referred to in Section 6.1(s)(i). The patents and patent applications and registered copyrights and trademarks and applications therefor listed in the BASIS Disclosure Schedule have been duly registered with, filed in or issued by, as the case may be, each appropriate Governmental Entity. To the extent any ownership of the Intellectual Property has been registered, BASIS also is the registered owner, in each case free and clear of all Liens.

               iii. BASIS owns, or possesses adequate rights to use, all the Intellectual Property and Proprietary Information necessary for or material to the conduct of its business, with no known conflict with or infringement of the rights of any other Person, and free and clear of all Liens. The operation of BASIS's business does not to BASIS's knowledge, materially infringe, violate or misappropriate any patent, trademark, trade secret, copyright or other intellectual property rights of any Person. BASIS is in full compliance, in all material respects, with all agreements pursuant to which BASIS may have acquired, by license or otherwise, any Intellectual Property or Proprietary Information.

               iv. BASIS has taken reasonable steps necessary to preserve the confidential nature of all Proprietary Information. Each of the employees and consultants of BASIS and any other Persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any material trade secrets or other intellectual property rights of BASIS, or who have knowledge of or access to material information relating to such intellectual property rights, have executed confidentiality agreements and assignments of intellectual property, in forms provided to Prologic, which, among other provisions, put the other party to such agreement on notice that the Proprietary Information is proprietary to BASIS and not to be divulged or misused. To the knowledge of BASIS, the Proprietary Information has not been used, divulged, or appropriated by, or for the material benefit of, any past or present employees or consultants of BASIS or other Persons or to the material detriment of BASIS.

               v. To the knowledge of BASIS and each Principal Shareholder, no third party is infringing upon any of the Intellectual Property or Proprietary Information, no claim exists that any of the Intellectual Property or Proprietary Information is not valid or enforceable or infringes any intellectual property rights of any other Person, and none of the Intellectual Property or Proprietary Information is subject to any outstanding order, ruling, decree, judgment or stipulation by any Governmental Authority.

               vi. To the knowledge of BASIS, BASIS has not, by action or omission, waived any of its material rights respecting any Intellectual Property or Proprietary Information. BASIS has the right to use, free and clear of any royalties, claims or rights of others, all Intellectual Property and Proprietary Information, other than the Intellectual Property described in Section 6.1(s)(i)(E) and Intellectual Property licensed by BASIS subject to a standard "shrink-wrap", end-user license agreement.

               vii. No licenses, sublicenses or other agreements relating to the Intellectual Property or Proprietary Information would limit or restrict the rights of the Surviving Corporation to operate the business conducted by BASIS before the Closing Date.

               viii. The rights of BASIS with respect to all Intellectual Property are valid and enforceable. BASIS has the right to manufacture, market, license, sell or otherwise use all Intellectual Property and Proprietary Information in connection with its business. There are no oppositions, cancellations or other similar proceedings pending or, to the knowledge of BASIS, threatened with respect to any pending patent applications or copyright or trade mark registrations of BASIS.

               ix. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or impair the right of BASIS or the Surviving Corporation to use, sell or license any Intellectual Property or portion thereof. Neither the marketing, license, sale or intended use of any product currently licensed or sold by BASIS or currently under development by BASIS violates any license, contract or agreement between BASIS and any third party or infringes any intellectual property right of any other party.

         t.    Environmental Condition and Governmental Authorizations.

               i. All Premises are free from contamination from any Hazardous Materials that have caused or could cause Environmental Damages. Neither BASIS nor to its knowledge any other Person previously involved in operations at any Premises caused or incurred any Environmental Damages with respect to the Premises.

               ii. Neither BASIS nor to its knowledge any prior owner or occupant of the Premises has received notice of any alleged violation of Environmental Requirements or notice of any alleged liability for Environmental Damages with respect to the Premises. There exists no writ, injunction, decree, order or judgment outstanding, nor any claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation, pending or, to the knowledge of BASIS, threatened, relating to the ownership, use, maintenance or operation of the Premises by any Person, any alleged violation of Environmental Requirements respecting the Premises, or the suspected presence of any Hazardous Materials on the Premises, nor to BASIS's knowledge does there exist any basis, for such claim, suit, proceeding, citation, fine, penalty, directive, summons or investigation.

               iii. BASIS has not and to its knowledge there is not constructed, generated, manufactured, placed, deposited, stored, disposed of or located on any Premises any Hazardous Materials, or any transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing polychlorinated biphenyls, or any asbestos.

         u. Real Estate. Section 6.1(u) of the BASIS Disclosure Schedule sets forth a list and summary description of (i) all real property owned by BASIS and all buildings and other structures located on such real property; (ii) all leases, subleases or other agreements under which BASIS is lessor or lessee of any real property; (iii) all options held by BASIS or contractual obligations to purchase or acquire any interest in real property; and (iv) all options granted by BASIS or contractual obligations to sell or dispose of any interest in real property. BASIS is the owner of record, lessee under the leases or holder of the options, as appropriate, of each of the items described in Section 6.1(u) of the BASIS Disclosure Schedule. All leases, subleases and other agreements with respect to such real property are in full force and effect and BASIS has not received any notice of any default thereunder. The leasehold interests of BASIS are subject to no Liens and enjoy a right of quiet possession as against any Lien on the property. Each of the options described in Section 6.1(u) of the BASIS Disclosure Schedule is in full force and effect and subject to no Lien. Except as separately identified in Section 6.1(u) of the BASIS Disclosure Schedule, no approval or consent of any person is needed in order that the leases, options or other agreements described in Section 6.1(u) of the BASIS Disclosure Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither such real property nor any current use of such real property materially violates any local zoning or similar land use laws or other governmental regulations. To the knowledge of BASIS and each of the Principal Shareholders, no current use of any of the properties or assets of BASIS depends on a nonconforming use or other permit, the absence of which would materially limit the use of such properties or assets as now being used. There do not exist any unsafe conditions on, material defects in or need for material (either individually or in the aggregate) repairs to, any Premises.

         v. Tangible Property. Section 6.1(v) of the BASIS Disclosure Schedule sets forth all interests owned or claimed by BASIS (including, without limitation, all options) in or to the plant, machinery,

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



equipment, furniture, leasehold improvements, fixtures, vehicles, structures, and other tangible property that is material to its business ("Tangible Property"). To the knowledge of BASIS (i) all material leases, conditional sale contracts, franchises or licenses pursuant to which BASIS may hold or use any interest owned or claimed by BASIS (including, without limitation, all options) in or to Tangible Property are in full force and effect and, with respect to the performance of BASIS thereunder, there is no default or event of default or event which, with notice or lapse of time or both, would constitute a default, and (ii) all Tangible Property is in good operating condition and repair. During the past three years, there has been no significant interruption of the operations of BASIS due to inadequate maintenance of any Tangible Property. All leases of personal property to which BASIS is a party are fully effective and afford BASIS or the subsidiary peaceful and undisturbed possession of the subject matter of the lease so long as it is not in default thereunder.

         w. Inventories. The Inventory recorded on, and the Inventory created or purchased since the date of, the BASIS Balance Sheet, in excess of applicable reserves, consists of a quantity and quality usable and salable in the ordinary course of business of BASIS, is not excessive and no material portion is obsolete, as determined by generally accepted accounting principles, and is not damaged or defective in any material respects, and meets, in all material respects, all applicable material specifications therefor disseminated by BASIS.

         x. Accounts Receivable. The Accounts Receivable reflected on the BASIS Balance Sheet (except those collected since such date) and such additional Accounts Receivable as are reflected on the books of BASIS are good and collectible except to the extent of any reserves on the BASIS Balance Sheet, as subsequently modified consistent with past practices. All such Accounts Receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by BASIS.

         y. Suppliers and Customers. Section 6.1(y) of the BASIS Disclosure Schedule sets forth BASIS's 10 largest suppliers and 10 largest customers (in each case by dollar volume) in 1994 and its 10 largest suppliers and 10 largest customers (in each case by dollar volume) in 1995. BASIS has no material disputes with any of its respective suppliers or customers. No supplier or customer of BASIS, a loss of which could have a Material Adverse Effect, has cancelled or terminated, or overtly threatened to cancel or terminate, its relationship with BASIS or has decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to BASIS or its usage or purchase of the Products or services of BASIS. BASIS has no knowledge that any such supplier or customer intends to cancel or otherwise modify its relationship with BASIS or to decrease materially or limit its services, supplies or materials to BASIS or its usage or purchase of the Products or services of BASIS. The consummation of the transactions contemplated by this Agreement will not adversely affect the relationship of BASIS with any such supplier or customer.

         z.    Products; Warranty Policies.

               i. No Product Liability claims have been made to or, to the knowledge of BASIS, threatened against BASIS relating to any Products designed, manufactured or distributed by BASIS, and there is no legitimate basis for any such claim known to BASIS.

               ii. The Products (A) are, and at all times have been sold and marketed in compliance in all material respects with all Applicable Laws; and
(B) are, and at all times have been, fit for the ordinary purposes for which they were intended and (C) conform in all material respects to any specifications, promises or affirmations of fact made or agreed to in writing by BASIS, or with the authorization or consent of BASIS, on the Product's container or label or in connection with its sale.

               iii. BASIS has obtained and maintains all consents, approvals and clearances necessary in order to market the Products in all geographic areas in which they are marketed, the failure of any of which to obtain or maintain could have a Material Adverse Effect.

               iv. Schedule 6.1(z) of the BASIS Disclosure Schedule sets forth all of the express product warranty, repair and replacement policies and obligations, formal and informal, of BASIS relating to the Products manufactured or sold since January 1, 1993.

         aa. Certain Transactions and Agreements. To the knowledge of BASIS, no officer or director of BASIS or any "Affiliate" or "Associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such Person has had, either directly or indirectly, a material interest in: (i) any Person which purchases or licenses from, or sells, licenses or furnishes to, BASIS any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which BASIS is a party or by which it may be bound or affected in any material respect. To the knowledge of BASIS, none of the officers of BASIS, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with BASIS (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of such officers or directors, or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with BASIS, except for normal compensation for services as an officer, director or employee thereof. None of such officers or directors or family members has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of BASIS, whether existing or contemplated by BASIS, except for the normal rights of a shareholder.

         ab. Complete Disclosure. Neither this Agreement, nor any of the certificates or documents required to be delivered by BASIS to Prologic under this Agreement as a condition to closing (other than any projections), taken together, contains a statement of a material fact that is untrue, in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

         Section 6.2 Representations and Warranties of Prologic. Prologic represents and warrants to BASIS and the Principal Shareholders that, except as disclosed in the corresponding section of the Prologic Disclosure Schedule attached hereto as Schedule C ("Prologic Disclosure Schedule"):

         a. Organization, Corporate Power and Good Standing. Prologic and each of its subsidiaries, including Merger Subsidiary, is a corporation duly organized, validly existing in good standing under the laws of the State of Arizona and has the corporate power and authority to carry on its business, as now conducted, and to own or lease its properties and other assets as now owned or leased.

         b. Capital Structure.

               i. As of the date of this Agreement, the authorized capital stock of Prologic consists of 10,000,000 shares of Prologic Common Stock. As of June 1, 1996, 3,323,570 shares of Prologic Common Stock are outstanding and 100,000 shares of Prologic Common Stock are reserved for issuance upon the exercise of outstanding stock options granted under its stock option plans (collectively, the "Prologic Stock Plans"). All outstanding shares of Prologic Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights or rights of first refusal. As of the date hereof, no preferred stock Voting Debt of Prologic has been issued or is outstanding.

               ii. As of the date of this Agreement, the authorized capital stock of Merger Subsidiary consists of 1,000 shares of Common Stock, all of which are issued and outstanding and owned by Prologic.

               iii. As of the date of this Agreement, except for this Agreement, the Prologic Stock Plans and the Warrants, there are no options, warrants, calls, rights, commitments or agreements of any character to which Prologic is a party or by which it is bound, obligating Prologic to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Prologic or obligating Prologic to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of June 1, 1996, options to acquire an aggregate of 100,000 shares of Prologic Common

Stock are outstanding, of such shares being vested. As of the date hereof, there are no outstanding contractual obligations of Prologic to repurchase, redeem or otherwise acquire any shares of capital stock of Prologic.

               iv. Prologic owns all of the outstanding shares of capital stock of each of its subsidiaries.

         c.    Authority.

               i. Prologic and Merger Subsidiary each have all requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of and the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements have been duly authorized by all necessary corporate action on the part of Prologic and Merger Subsidiary. This Agreement has been duly executed and delivered by Prologic and Merger Subsidiary, the other Transaction Agreements, upon being executed and delivered at the Closing, will be duly executed and delivered by Prologic and Merger Subsidiary, and each of the Transaction Documents, when so executed and delivered, will constitute a valid and binding obligation of Prologic and Merger Subsidiary, as the case may be, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and of general principles of equity.

               ii. The execution and delivery of this Agreement and the other Transaction Agreements does not, and the consummation of the transactions contemplated hereby and thereby will not, (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets of Prologic or Merger Subsidiary pursuant to, any provision of their respective Articles of Incorporation or Bylaws, or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations, and filings referred to in paragraph (iii) below, result in any Violation with respect to any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, license, judgment, order, decree, statute, law, rule or regulation presently in effect and applicable to Prologic, Merger Subsidiary, or their respective properties or assets that would have a material adverse effect on Prologic or impair the ability of Prologic to perform its obligations under any of the Transaction Documents.

               iii. The execution and delivery of this Agreement and the other Transaction Agreements by Prologic or Merger Subsidiary, and the consummation of the transactions contemplated by the Agreement and the other Transaction Agreements, will require no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person except for (A) the filing of the Merger Filing Documents with the Secretary of State of the State of California and the Corporation Commission of the State of Arizona, (B) the filing with the California Commissioner of Corporations of a Notice of Transaction and other related materials, in connection with the issuance of Prologic Common Stock in the Merger, and (C) the filing with the Securities and Exchange Commission of all registrations, filings and other documents as required under the Exchange Act.

         d. Compliance with Applicable Laws. Prologic and its subsidiaries holds all permits, licenses, variances, exemptions, order and approvals of all Governmental Entities which are material to the operation of the business of Prologic and its subsidiaries and the failure of which to hold would have, individually or in the aggregate, a material adverse effect on Prologic (the "Prologic Permits"). Prologic and each of its subsidiaries is in compliance with the terms of all applicable Prologic Permits, except where the failure so to comply would not have a material adverse effect on Prologic. The business of Prologic and its subsidiaries is not being conducted in violation of, and neither Prologic nor any of its subsidiaries is in violation of, any Applicable Law, except any such violation which, individually or in the aggregate, would not have a material adverse effect on Prologic. As of the date of this Agreement, neither Prologic nor any of its subsidiaries has received any notice of any alleged violation of any

Applicable Laws, a violation of which would have a material adverse effect on Prologic. No investigation by any Governmental Entity with respect to Prologic or any of its subsidiaries is pending or, to the knowledge of Prologic, is threatened as of the date of this Agreement.

         e. Litigation. As of the date of this Agreement, there is no suit, action, proceeding, order or investigation, at law or equity pending or, to the knowledge of Prologic, overtly threatened against or affecting Prologic or any of its subsidiaries, the outcome of which could have a material adverse effect on Prologic.

         f. Financial Statements. Prologic has delivered to BASIS the audited balance sheet of Prologic at December 31, 1995, and the related audited statement of income for the period then ended, prepared by the management of Prologic ("Prologic Financial Statements"). Such statements fairly present the financial condition and results of operation of Prologic at such date and for such period in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby.

         g. Taxes. Prologic has timely filed when due, or obtained an extension to file, all tax returns, reports and information in respect of taxes required to be filed by it or any of its subsidiaries, and has timely paid, or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, in each case where the failure to do so would have a material adverse effect on Prologic. All such returns, reports and other information with respect to any material tax liability of Prologic are accurate and complete in all material respects. Prologic has no material liability for taxes in excess of the amounts paid or the reserves established by it. To the knowledge of Prologic, no deficiencies with respect to any material tax liability of Prologic have been proposed, asserted or assessed against Prologic, except such deficiencies as are adequately reserved by Prologic. There are no pending or, to the knowledge of Prologic, threatened audits, investigations or claims in respect of taxes payable by Prologic or any of its subsidiaries. None of the income tax returns of Prologic has been examined by or settled with the federal or state tax authorities, and no waiver extending the statute of limitations has been requested or granted with respect thereto.

         h. Broker's and Finder's Fees. Except as contemplated under this Agreement, other than fees to be paid to legal and accounting advisors acting as such, neither Prologic nor any of its subsidiaries, nor anyone acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or financial consultant or other person in connection with the transactions contemplated by this Agreement and, except as stated above, no Person is entitled to receive from Prologic or Merger Subsidiary any such fee or commission.

         i. Absence of Certain Changes or Events. Since the date of the Prologic Balance Sheet, there has been no change, or, to the knowledge of Prologic, any event involving prospective change, in the business, assets, condition (financial or otherwise) or results of operations of Prologic or any of its subsidiaries that has had, or is reasonably likely to have, (either individually or in the aggregate) a material adverse change in the business, assets, condition (financial or otherwise) or results of operations of Prologic.

         j. No Shareholder Vote. Neither the Merger nor any of the other transactions contemplated by this Agreement or any of the other Transaction Agreements requires the approval of the shareholders of Prologic.

         k. Securities Law Filings. Prologic has provided to BASIS a copy of Prologic's Prospectus, dated March 14, 1996 (the "Prospectus"). The Prospectus, at the time it was filed, did not contain a statement of a material fact that was untrue, in any material respect, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading. Since the date of the Prospectus, there has been no Material Adverse Change.

         l. Books and Records. The books, records and accounts of Prologic (A) are in all material respects accurate and complete, (B) have been maintained in accordance with good business practices on a basis consistent with prior years,
(C) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Prologic, and (D) accurately and fairly reflect the basis for the Prologic Financial Statement.

         m. Insurance. Prologic maintains the insurance listed in the Prologic Disclosure Schedule and will make copies of all policies available to BASIS at Prologic's office at the request of BASIS. All policies of insurance and fidelity or surety bonds insuring Prologic, or its business, assets, employees, officers or directors, are in full force and effect. Prologic is in compliance, in all material respects, with the terms of such policies and instruments. As of the date of this Agreement, there are no claims by Prologic under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Prologic has not been refused any insurance relating to its business, nor has any insurance carrier to which Prologic has applied for insurance during the last three years limited any coverage relating to its businesses.

         n. Accounts Receivable. The Accounts Receivable reflected on the Prologic Balance Sheet (except those collected since such date) and such additional Accounts Receivable as are reflected on the books of Prologic are good and collectible except to the extent of any reserves on the Prologic Balance Sheet, as subsequently modified consistent with past practices. All such Accounts Receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by Prologic.

         o. Suppliers and Customers. Prologic has no material disputes with any of its respective suppliers or customers. No supplier or customer of Prologic, a loss of which could have a Material Adverse Effect, has cancelled or terminated, or overtly threatened to cancel or terminate, its relationship with Prologic or has decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to Prologic or its usage or purchase of the Products or services of Prologic. Prologic has no knowledge that any such supplier or customer intends to cancel or otherwise modify its relationship with Prologic or to decrease materially or limit its services, supplies or materials to Prologic or its usage or purchase of the Products or services of Prologic. The consummation of the transactions contemplated by this Agreement will not adversely affect the relationship of Prologic with any such supplier or customer.

         p. Complete Disclosure. Neither this Agreement, nor any of the certificates or documents required to be delivered by Prologic to BASIS under this Agreement as a condition to closing (other than any projections), taken together, contains a statement of a material fact that is untrue in any material respect, or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading in any material respect.

         Section 6.3 Representations and Warranties of Principal Shareholders. Each of the Principal Shareholders, jointly and severally, represent and warrant to Prologic that:

         a. Capital Structure and Title to Shares. (A) The description of the shares of BASIS Common Stock owned by it on the Shareholders List is accurate and complete, (B) it owns no other shares, and has no right to acquire shares, of BASIS Common Stock, whether directly or indirectly from BASIS or any other person (except as may be described on Options List), (C) it has good and marketable title to such shares, free and clear of any Lien, of the BASIS Shareholders has good and marketable title to such shares shown on the Shareholders List as being owned by it, free and clear of any Lien, (D) to its knowledge, no Person, other than BASIS, has the right to acquire, or has any claim with respect to, any of such shares, and (E) to its knowledge, each of the BASIS Shareholders is the record and beneficial owner of the shares of BASIS Capital Stock shown on the Shareholders List as being owned by it.

         b. Authority. (A) BASIS and each of the Principal Shareholders has the requisite legal capacity to execute and deliver the Transaction Agreements and to perform their respective obligations under, and consummate the transactions contemplated by, each of the Transaction Agreements. (B) Each of the Transaction Agreements to which it is a party constitutes the valid and legally binding obligations of such BASIS Shareholder (assuming the due execution and delivery thereof by all other parties thereto), enforceable against such BASIS Shareholder in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and of general principles of equity.

         c. Litigation. There is no suit, action, proceeding, order or investigation, at law or equity, pending or, to the knowledge of each Principal Shareholder, threatened against or affecting such Principal Shareholder or any of such Principal Shareholder's properties or other assets, the outcome of which could impair the ability of such Principal Shareholder to perform any of its obligations under any of the Transaction Agreements.

         d. Representations and Warranties of BASIS. To the best of its knowledge, the representations and warranties of BASIS set forth in Sections 6.1(c)(ii), (d), (e), (f), (g), (j), (o)(i), (r), (s), (t), and (ab) are true and correct in all material respects.

         Section 6.4 Survival of Representations and Warranties. Notwithstanding any right of BASIS, or its Principal Shareholders, or Prologic to fully investigate the affairs of the other party, and any knowledge of facts determined or determinable by any of such parties pursuant to such investigation or right of investigation, BASIS and its Principal Shareholders and Prologic each has the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. All such representations, warranties, covenants, and agreements shall survive the execution and delivery of this Agreement and the Closing and, except as otherwise specifically provided in this Agreement, shall remain in effect after the Closing until three years after the Effective Date, but shall terminate if the Closing does not occur.


                      ARTICLE VII. COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business Pending the Merger. Each of Prologic and BASIS, as applicable, agrees that, during the period from the date of this Agreement and continuing until the Effective Time:

         a. The business of BASIS shall be conducted only in the ordinary and usual course of its business and consistent with past practices.

         b.    BASIS shall not:

               i.     amend its Articles of Incorporation or Bylaws;

               ii. split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

               iii. authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver, or agree or commit to issue, sell, pledge, or deliver, any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt, except for the issuance of stock upon the exercise of existing stock options under the BASIS Stock Plans;

               iv. merge or consolidate with, or acquire, any entity or the securities of any entity;

               v. acquire, sell, dispose of or otherwise transfer, lease, license, mortgage, pledge or encumber any fixed or other assets material to it, other than Inventory and then only in the ordinary and usual course of its business and consistent with past practices;

               vi. incur, assume or prepay any liability or obligation material to it other than in the ordinary and usual course of its business and consistent with past practices or modify or amend any existing contract, agreement, commitment or arrangement with respect thereto;

               vii. incur, assume or prepay any indebtedness or issue any debt securities or modify or amend any existing contract, agreement, commitment or arrangement with respect thereto;

               viii. assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for the endorsement of checks and other negotiable instruments and the undertaking of responsibilities as a reseller in the ordinary and usual course of its business and consistent with past practices;

               ix. enter into, extend or renew any real property lease or modify or amend any existing real property lease;

               x. modify or amend any of its other contracts, agreements, licenses, commitments or arrangements other than in the ordinary and usual course of its business and consistent with past practices and then only to the extent such modifications to such contracts, agreements, licenses, commitments or arrangements are not material to it;

               xi. make any loans, advances or capital contributions to, or investments in, any other Person, other than to its subsidiaries in the ordinary and usual course of its business and consistent with past practices and other than advances for travel and business expenses which are incurred in the ordinary and usual course of its business consistent with past practices;

               xii. fail to maintain insurance presently in place or materially modify the nature or amount of the coverages under such insurance;

               xiii. enter into any transaction not in the ordinary and usual course of its business;

               xiv. change any of its accounting methods or practices;

               xv. fail to maintain its equipment and other tangible assets in good working condition and repair pursuant to the standards it has maintained prior to the Effective Date, subject only to ordinary wear and tear;

               xvi. waive or release any material right or claim except in the ordinary and usual course of its business and consistent with past practices;

               xvii. license any of its intellectual property rights except in the ordinary and usual course of its business and consistent with past practices; or

               xviii. enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or

               xix. take any action which would materially alter its balance sheet or the respective components thereof.

         c. Each of BASIS and Prologic shall use its best efforts to preserve intact the business organization of BASIS and Prologic, respectively, and to keep available the services of all of its present officers and Key Employees. Each of BASIS and Prologic will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers and others in substantially the same manner as it has prior to the date hereof. If any party to this Agreement becomes aware of a material deterioration in its relationship with any such customer, supplier or Key Employee, it will promptly bring such information to the attention of the other party in writing and, if requested by the other party, will exert its best efforts to restore the relationship.

         d. Each of Prologic and BASIS shall not take any action that would render, or be reasonably expected to render, untrue or inaccurate any representation or warranty made by it in this Agreement.

         e. Each of BASIS and Prologic, and their respective subsidiaries, shall not knowingly take any action, or knowingly omit to take any action, to jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         f. Prologic shall not (except to the extent disclosed in Section 7.1(f) of the Prologic Disclosure Schedule):

               i. amend its Articles of Incorporation or Bylaws in a manner which shall materially adversely affect the BASIS Shareholders;

               ii. split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities in a manner which shall materially adversely affect the BASIS Shareholders;

               iii. authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver, or agree or commit to issue, sell, pledge, or deliver, any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt in a manner which shall materially adversely affect the BASIS Shareholders;

               iv. merge or consolidate with, or acquire, any entity or the securities of any entity;

         Section 7.2 Compensation Plans. During the period from the date of this Agreement and continuing until the Effective Time, BASIS will not, without the prior written consent of Prologic (except as required by applicable law or pursuant to existing contractual arrangements or other plans or commitments disclosed to Prologic in writing under this Agreement): (a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option (except as provided in Section 7.1(b)), pension, retirement, deferred compensation, employment, severance, termination or other employee benefit, welfare or insurance plan, agreement, trust, fund or other arrangement with any of its officers, directors or employees (collectively, the "Compensation Plans"), (b) grant or become obligated to grant any increase in the compensation or fringe benefits of its directors, officers or employees (including any such increase pursuant to any Compensation Plan), except, with respect to employees other than officers and Key Employees, for increases in compensation in the ordinary and usual course of its business and consistent with past practices; (c) enter into or amend any employment, consulting or similar agreement or arrangement with any of its directors, officers, employees or consultants, (d) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any of its directors, officers or employees of compensation or benefits contingent, or materially alter the terms of such contract, agreement, commitment or arrangement in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement or any of the other Transaction Agreements, or (e) pay any bonus or other similar remuneration to any of its directors, officers or employees.

         Section 7.3 Legal Conditions to Merger. Prologic and BASIS shall (a) take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement and the other Transactions Agreements, subject to the appropriate vote or consent of shareholders, and (b) obtain (and cooperate with the other party in it obtaining) any other consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any other Person that the Merger and the other transactions contemplated by this Agreement or any of the other Transaction Agreements may require or necessitate.

         Section 7.4 Shareholders' Meeting. As soon as practicable after the date hereof, BASIS shall take all action necessary under all Applicable Laws and its Articles of Incorporation and Bylaws to duly convene a meeting of its shareholders for the purpose of voting on the adoption of this Agreement and the Merger. BASIS shall use its best efforts to solicit proxies in favor of such adoption and authorization and shall take all other actions reasonably necessary or useful to secure the shareholder approval required to effect the Merger under all Applicable Laws. In connection with obtaining such approval by its shareholders, BASIS will provide to its shareholders, as soon as practicable after the date hereof, such written materials concerning this Agreement and the Merger and other transactions contemplated by the Transaction Agreements as is required by Applicable Law (collectively, the "Solicitation Materials"). BASIS will be solely responsible for any statement, information or omission in the Solicitation Materials relating to BASIS or its affiliates. Prologic will be solely responsible for any statement, information or omission in the Solicitation Materials relating to Prologic and its affiliates. Each of Prologic and BASIS will ensure that all of the information it provides for inclusion in the Solicitation Materials includes no statement of a material fact which is untrue, in any material respect, or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading.

         Section 7.5 Notification of Certain Matters. Prologic shall give prompt written notice to BASIS, and BASIS shall give prompt notice to Prologic, of (a) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would, in the reasonable judgment of their respective management, be likely to cause either (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Date, or (ii) any condition to Closing set forth herein to be incapable of being satisfied, in any material respect, by the Closing Date, and (b) any material failure of Prologic, Merger Subsidiary, BASIS or any of the Principal Shareholders as the case may be, or any of their respective officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement required by this Agreement. The delivery of any notice under this Section 7.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 7.6 Public Announcements. Except as provided in this Section, neither Prologic, nor BASIS or any Principal Shareholder, shall make any press release or public announcement, including, without limitation, announcements by any party for general reception by or dissemination to employees, agents or customers, with respect to this Agreement, the Merger or any of the transactions contemplated by this Agreement or the other Transaction Agreements without the prior written consent of Prologic, in the case of BASIS or any of the Principal Shareholders, or BASIS, in the case of Prologic, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Prologic may make any disclosure or announcement that it must make, in the opinion of its counsel, under any Applicable Laws or regulations of any national securities exchange, but must inform BASIS of such disclosure or announcement before making it.

         Section 7.7 Tax Treatment. Prologic and BASIS shall each use its best efforts to qualify the Merger, and its best efforts not to take any action to cause the Merger not to qualify, as a reorganization within Section 368(a) of the Code. From and after the Effective Date, (a) Prologic shall use its best efforts to cause the Surviving Corporation to continue BASIS's historic business or use a significant portion of BASIS's historic business assets in a business, within the meaning of Treasury Regulation Section 1.368-1(d), and (b) Prologic and Merger Subsidiary shall, and Prologic shall cause the Surviving Corporation to, treat the Merger as a "reorganization" within the meaning of Section 368(a) of the Code and shall file such information with its income tax return as may be required by Treasury Regulation Section 1.368-3 or other applicable law.


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         Section 7.8 Further Assurances. In the event that at any time after the
Effective Date any further action, including, without limitation, the execution and delivery of further documents, is necessary or desirable to carry out the purposes of this Agreement or any of the other Transaction Agreements, the Principal Shareholders and the proper officers and shareholders, as required, of BASIS, Prologic and Merger Subsidiary shall promptly take such action.

         Section 7.9 Securities Laws. As soon as possible after this Agreement has been executed by all of its parties, Prologic and BASIS shall file the appropriate materials with the California Department of Corporations as required under the California GCL for the Prologic Common Stock to be offered in connection with the Merger.

         Section 7.10 No Other Negotiations. From the date hereof until the earlier of termination of this Agreement or the Effective Time, neither BASIS nor Prologic will, or authorize or permit any of its officers, directors, employees or affiliates, or any other Person on its behalf, to, directly or indirectly, solicit or encourage any offer from any party or, subject to the fiduciary obligations of its directors and officers, consider any inquiries or proposals received from any other Person, participate in any negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person (other than Prologic, in the case of BASIS) concerning the possible disposition of all or any substantial portion of its business, assets or capital stock by merger, sale or any other means. Each of BASIS and Prologic will promptly notify the other orally and in writing of any such inquiries or proposals.

         Section 7.11 Access to Information. Until the Closing, Prologic and BASIS will each allow the other party and its agents reasonable access to its files, books, records and offices and that of each of its subsidiaries, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, real, personal and intangible property and financial condition. Prologic and BASIS will each cause its accountants to cooperate with the other party and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         Section 7.12 Affiliates Agreements. To ensure that the issuance of Prologic Common Stock in the Merger complies with the Securities Act concurrently with the execution of this Agreement, BASIS and Prologic will each deliver to the other a letter identifying all persons who are, in its reasonable judgment, Affiliates of it at the time this Agreement is executed. Each of Prologic and BASIS will provide the other with all information and documents reasonably required to evaluate this list for compliance with securities laws. Each of Prologic and BASIS will cause each of its affiliates to deliver to the other, within five business days of the date of this Agreement, a written agreement (the "Affiliate Agreement"), in substantially the applicable form attached hereto as part of Exhibit E hereto, providing (a) that such Person (i) has not made and will not make any disposition of capital stock of the corporation with respect to which it is an affiliate in the 30 day period prior to the Effective Time and (ii) will not offer to sell or otherwise dispose of any of the Prologic Common Stock issued to such Person in the Merger in violation of the Securities Act and Rule 145 promulgated thereunder, as they may be amended from time to time.

         Section 7.13 Shareholders' Agreement. To ensure that the Merger will qualify as a Section 368(a) reorganization for federal income tax purposes, and to provide certain representations and warranties and indemnification to Prologic, BASIS will cause each of the BASIS Shareholders to execute, at or before the Closing, an agreement in substantially the form of Exhibit F hereto (the "Shareholders' Agreement").

         Section 7.14 BASIS Representative. The Principal Shareholders, together with the other BASIS Shareholders, have appointed Patricia F. Shanks, or a successor designated by her, as their representative (the "BASIS Representative"). In each instance in this Agreement and the other Transaction Agreements where the BASIS Shareholders are to receive or send notices, Prologic may send or accept such notices to the BASIS Representative and shall have no obligation to send such notices to the other BASIS

Shareholders. In each instance in this Agreement and the other Transaction Agreements where the BASIS Shareholders are to take action, Prologic shall be entitled to rely conclusively on the authority of the BASIS Representative in taking such action without independent investigation until such time as Prologic shall receive written notice of the appointment of a successor BASIS Representative. The BASIS Shareholders may designate a successor BASIS Representative at any time by written notice to Prologic and to BASIS Representative signed by all of the BASIS Shareholders.

         Section 7.15 Release of Personal Guaranty. Prologic shall use reasonable efforts to cause Deutsche Financial Services to release Patricia F. Shanks and J. Merrill Shanks ("the Shanks") from the Guaranty, dated March 31, 1995 in favor of Deutsche Financial Services Corporation guaranteeing the payment and performance of all current and future liabilities owed by BASIS, which was reaffirmed by an Acknowledgment, Consent and Reaffirmation, dated November 24, 1995 ("Guaranty"). From and after the Closing Date until such time as the Shanks is released from such Guaranty, Prologic shall indemnify the Shanks from all losses, costs and expenses arising from the Guaranty after the Closing Date until the date of such release.

         Section 7.16 Benefit Arrangements. After the Closing, the Surviving Corporation shall use reasonable efforts to provide all employees of BASIS who continue employment with the Surviving Corporation benefits substantially similar to those currently provided to them under the BASIS Benefit Arrangements; provided, however, that nothing contained herein will prevent or limit Prologic or the Merger Subsidiary from revising, amending or otherwise changing the benefits that are generally provided the employees (including former BASIS employees) of Prologic or Merger Subsidiary as a whole.

         Section 7.17 Reservation of Shares. After the Closing, Prologic shall reserve 25,000 shares of Prologic Common Stock under Prologic's Incentive Stock Option Plan and make it available for issuance to eligible employees of BASIS who continue employment with the Surviving Corporation, with partial or full vesting commencing one year after the Effective Date, and Prologic shall allocate such shares to such employees as the BASIS Representative and Prologic shall mutually agree within six months of the Closing Date. In addition to the 25,000 shares referred to above, Prologic will grant options to Donald E. Legnitto in accordance with Schedule D and Prologic will grant to Patricia F. Shanks such options, if any, as Prologic and she shall agree.


                     ARTICLE VIII. CONDITIONS TO THE CLOSING

         Section 8.1 Conditions to BASIS's and Prologic's Obligations. The obligations of BASIS, the BASIS Shareholders, Prologic and Merger Subsidiary to consummate the Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions, any or all of which Prologic and BASIS may waive in whole or in part to the extent permitted by Applicable Laws:

         a. Shareholder Approval. This Agreement shall have been approved and adopted, pursuant to Applicable Laws, by the affirmative vote of the holders of the requisite percentage, under Applicable Laws and BASIS's Articles of Incorporation and Bylaws, of each class of BASIS capital stock.

         b. Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity that are necessary or advisable for the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Transaction Agreements, including any necessary California documents, shall have been filed, occurred or been obtained, as the case may be, (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Approvals") and all Requisite Approvals shall be in full force and effect.

         c. No Injunctions, Restraints or Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other trans-

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



actions contemplated by the Transaction Agreements shall be in effect, nor shall there be any pending or threatened proceeding by any Governmental Entity or other Person, seeking any of the foregoing. There shall not be any action taken, or any Applicable Laws in effect, that makes illegal the consummation of the Merger or any of the other transactions contemplated by the Transaction Agreements.

         d. Employment Agreement. Each of the Key Employees listed on Schedule D shall have executed and delivered to Prologic and Prologic shall have executed and delivered to each Key Employee an Employment Agreement in form and substance satisfactory to Prologic and such employee, having the terms set forth in Schedule D. Schedule D may be amended or supplemented to add additional employees (and to state the terms of their employment) by the mutual consent of BASIS and Prologic.

         e. California Securities Exemption. The transaction contemplated herein shall be exempt from the qualification or registration requirements of the Blue Sky Laws of California.

         f. Adequate Financing. The Surviving Corporation will be able to maintain financing arrangements with Deutsche Financial Services Corporation or comparable financing.

         g. Tax Opinion. BASIS shall have received the opinion of its tax advisor, dated as of the Closing Date and addressed to BASIS and Prologic, to the effect that there is a reasonable basis to believe or there is substantial authority to believe that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that BASIS and Prologic will each be a party to that reorganization within the meaning of Section 368(a) of the Code. Prologic shall pay BASIS up to $10,000 for the reasonable fees and expenses that BASIS incurs in connection with obtaining such opinion. Prologic consents to the engagement of KPMG Peat Marwick LLP by BASIS solely for the purposes of rendering such opinion.


         Section 8.2 Conditions to Obligations of Prologic. The obligation of Prologic to consummate the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions, except to the extent waived by
Prologic:

         a. Representations and Warranties. The representations and warranties of BASIS and the BASIS Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and Prologic shall have received a certificate, signed on behalf of BASIS by the President and the Chief Financial Officer of BASIS and signed by each of the Principal Shareholders, to such effect.

         b. Performance of Obligations of BASIS. BASIS shall have performed all obligations that this Agreement requires it to perform at or before the Closing Date, and Prologic shall have received a certificate, signed on behalf of BASIS by the President and the Chief Financial Officer of BASIS, to such effect.

         c. No Adverse Developments. There shall be no actual or threatened order, decree, or ruling by any court or Governmental Entity that, in the reasonable judgment of the Board of Directors of Prologic, may have a Material Adverse Effect. There shall have been no material adverse change (except as disclosed in the BASIS Disclosure Schedules before the execution of this Agreement) in the business, assets, condition (financial or otherwise) or results of operations of BASIS or any of its subsidiaries since the date of the BASIS Balance Sheet, and Prologic shall have received a certificate from BASIS to such effect, signed by BASIS's President and Chief Financial Officer.

         d. Financial Statements. BASIS shall have delivered to Prologic the Financial Statements referred to in paragraph 6.1(f), and a certificate of its Chief Financial Officer stating that such financial statements fairly present the financial condition and results of operations of BASIS as of such date and for such period; provided, however, such financial statements may be subject to normal recurring year end audit adjustments and may not be accompanied by footnotes.

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




         e. Affiliate Agreements. BASIS shall have delivered to Prologic a list of each Person who is an Affiliate of BASIS, and each such Person shall have executed, and delivered to Prologic, an Affiliate Agreement.

         f. Payment of Sequoia. BASIS shall have paid Sequoia all Consulting and Incentive Fees (other than the Minimum Incentive Fee) and other amounts due under the Letter Agreement, dated August 1, 1995 between Sequoia Partners Inc. and BASIS ("Letter Agreement").

         g. Shareholders' Agreement. Each of the BASIS Shareholders shall execute and deliver at or prior to the Closing the Shareholders' Agreement.

         h. Requisite Vote. Shareholders of BASIS Common Stock representing at least 90% of the aggregate voting power of the shares of BASIS Common Stock outstanding immediately prior to the Effective Time shall have voted to approve the Merger.

         Section 8.3 Conditions to Obligations of BASIS and the BASIS Shareholders. The obligation of BASIS and the BASIS Shareholders to consummate the Merger is subject to the fulfillment, at or before the Closing, of each of the following conditions, except to the extent waived by BASIS:

         a. Representations and Warranties. The representations and warranties of Prologic set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and BASIS shall have received a certificate, signed on behalf of Prologic by the President and the Chief Financial Officer of Prologic, to such effect.

         b. Performance of Obligations of Prologic and Merger Subsidiary. Prologic and Merger Subsidiary shall have performed all obligations that this Agreement requires them to perform at or before the Closing Date, and BASIS shall have received a certificate, signed on behalf of Prologic by the President and the Chief Financial Officer of Prologic, to such effect.

         c. No Adverse Developments. There shall be no actual or threatened order, decree, or ruling by any Governmental Entity that, in the reasonable judgment of the Board of Directors of BASIS, would be likely to have a material adverse effect on Prologic. There shall have been no material adverse change (except as disclosed in the Prologic Disclosure Schedules before the execution of this Agreement) in the business, assets, condition (financial or otherwise) or results of operations of Prologic, since March 31, 1996, and BASIS shall have received a certificate from Prologic to such effect signed by Prologic's President and Chief Financial Officer.

         d. Payment of Sequoia. Prologic shall have paid Sequoia the Minimum Incentive Fee of $150,000 to be paid by BASIS to Sequoia under the Letter Agreement.

         e. Consents. Prologic shall have obtained the consent or approval of each Person (other than Governmental Entities) (i) whose consent or approval may be necessary so as not to impair, terminate or otherwise adversely affect, in any material respect, any obligation, right or interest of Prologic or any of its subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which it is a party or bound or by which any of its properties or assets may be affected, if such agreement or instrument is material to Prologic or such impairment, termination or affect could have a Material Adverse Effect, or (ii) the failure of which to obtain could materially impair the ability of any Person to consummate or perform any of its material obligations under any of the Transaction Agreements.

         f. Financial Statements. Prologic shall have delivered to BASIS the audited financial statements for the fiscal year ended March 31, 1996 of Prologic and a certificate of its Chief Financial Officer stating that such financial statements fairly present the financial condition and results of operations of Prologic as of such date and for such period in accordance with generally accepted accounting principles consistently applied.

         g. No Burdensome Condition. There shall not be any action taken by any Governmental Entity or any other Person, or any Applicable Laws in effect that, in connection with the grant of a Requisite Approval, imposes any condition or restriction upon BASIS, including, without limitation, any requirements relating to the disposition of assets, that could materially and adversely impact the economic or business benefits to BASIS of the transactions contemplated by this Agreement or any of the Transaction Agreements or could have a Material Adverse Effect on BASIS.

         h. Other Documents. BASIS shall have received all such other certified resolutions, certificates, documents or other instruments as BASIS or its counsel may reasonably request, in form and substance reasonably satisfactory to BASIS or its counsel, to carry out the intent of this Agreement.


                           ARTICLE IX. INDEMNIFICATION

         Section 9.1 BASIS Indemnification. For a period of three years after the Effective Date, BASIS and each of the BASIS Shareholders shall jointly and severally indemnify and hold harmless Prologic, Merger Subsidiary, and each of the respective officers, directors, employees, agents, affiliates and associates thereof, in their respective capacities as such (collectively, the "Indemnified Persons"), to the fullest extent lawful, from and against: (a) any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, judgments, amounts paid in settlement in accordance with Section 9.5, and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, a "Loss" or "Losses") suffered or incurred by any Indemnified Person to the extent relating to or arising out of any inaccuracy in, or any breach, violation or nonobservance of, any of the representations, warranties, covenants or agreements made by BASIS or the Principal Shareholders, or both, in this Agreement, any of the other Transaction Agreements to which BASIS is a party or any written agreements or certificates delivered by BASIS or a Principal Shareholder in connection with this Agreement;
(b) any and all Losses relating to or arising out of any other action or failure to act by BASIS, or any of its employees, agents or affiliates, with respect to the transactions contemplated by this Agreement or any of the other Transaction Agreements; and (c) any and all Losses relating to or arising out of a claim, action, suit or proceeding made or brought against an Indemnified Person, by other than Prologic or any of its current or former shareholders (acting in such shareholder capacity with respect to such claim, action, suit or proceeding), with respect to any act by BASIS, or any of its officers, directors, employees and agents (acting in that capacity), prior to the Effective Time, if the facts giving rise to such Loss or the risk or possibility of such Loss is not described, in reasonable detail, in the BASIS Disclosure Schedule and only to the extent such claim, action, suit or proceeding is not with respect to any projections or prospects of BASIS. Notwithstanding the foregoing, no BASIS Shareholders shall be obligated to provide indemnification for Losses aggregating in excess of the Merger Consideration and Additional Consideration payable to such BASIS Shareholder in connection with the transactions contemplated herein.

         Section 9.2 Reimbursement. Subject to the requirements of Section 9.5, each of the BASIS Shareholders shall reimburse the Indemnified Persons for all Losses for which such BASIS Shareholder is obligated to provide indemnity under
Section 9.1 as such Losses are paid or incurred and promptly after such BASIS Shareholders is given written notice of such Losses, in reasonable detail. Such reimbursement shall be made by such BASIS Shareholder transferring to the applicable Indemnified Person shares of Prologic Common Stock received in the Merger with an aggregate value equal to the amount of such reimbursement, or, if such BASIS Shareholder does not, at the time of such reimbursement, hold such shares with an aggregate value equal to such reimbursement amount, all of such shares then held by such BASIS Shareholder and cash in the amount by which such aggregate value is less than such reimbursement amount up to and not exceeding the total Merger Consideration and Additional Consideration payable to such BASIS Shareholder. For purposes of this Section 9.2, each of such shares shall be deemed to have a value equal to the Average Share Price of Prologic Common Stock on the two days prior to the payment date (the "Applicable Value"). To the extent that a BASIS Shareholder reimburses the Indemnified Persons for a Loss and a court of competent jurisdiction subsequently determines, in a decision from which there is no right to appeal or seek further judicial review, that the Indemnified Persons are not entitled to such reimbursement, the Indemnified Persons shall promptly refund to such Principal Shareholder an amount, in cash, equal to the portion of such Loss that it reimbursed. The amount of each Loss with respect to which Prologic is entitled to reimbursement hereunder (a) shall be reduced, to the extent applicable, to take into account any tax benefit derived by Prologic as a result of such Loss and shall be increased, to the extent applicable, to take into account any additional taxes payable by Prologic with respect to such reimbursement, and (b) shall be reduced, to the extent applicable, to take into account any payment with respect to such Loss received by Prologic from any insurer and shall be increased, to the extent applicable, to take into account any additional taxes payable by Prologic with respect to such payment.

         Section 9.3 Prologic Indemnification. Prologic shall indemnify and hold harmless the BASIS Shareholders (collectively, the "Indemnified Shareholders") to the fullest extent lawful, from and against: (a) any and all Losses suffered or incurred by any Indemnified Shareholder to the extent relating to or arising out of any inaccuracy in, or any breach, violation or nonobservance of, any of the representations, warranties, covenants or agreements made by Prologic in this Agreement or in any of the other Transaction Agreements to which Prologic or Merger Subsidiary is a party; (b) any and all Losses relating to or arising out of any other action or failure to act by Prologic, or any of its employees, agents or affiliates, with respect to the transactions contemplated by this Agreement or any of the Transaction Agreements; and (c) any and all Losses relating to or arising out of a claim, action, suit or proceeding made or brought against an Indemnified Shareholder, by other than BASIS or any of its current or former shareholders (acting in such shareholder capacity with respect to such claim, action, suit or proceeding), with respect to any act by Prologic or any of its subsidiaries, or any of their respective officers, directors, employees and agents (acting in that capacity), subsequent to the Effective Time, if the facts giving rise to such Loss or the risk or possibility of such Loss is not described, in reasonable detail, in the Prologic Disclosure Schedule.

         Section 9.4 Reimbursement. Subject to the requirements of Section 9.5, Prologic shall reimburse the Indemnified Shareholders, in cash, for all Losses for which indemnity is available under Section 9.3 as such Losses are paid or incurred and promptly after Prologic is given written notice of such Losses, in reasonable detail. To the extent that Prologic reimburses the Indemnified Shareholders for a Loss and a court of competent jurisdiction subsequently determines, in a decision from which there is no right to appeal or seek further judicial review, that the Indemnified Shareholders are not entitled to such reimbursement, each of the Indemnified Shareholders with respect to such Loss shall promptly refund to Prologic an amount, in cash, equal to the portion of Prologic's reimbursement with respect to such Loss that it received. The amount of each Loss with respect to which a Principal Shareholder is entitled to reimbursement hereunder (a) shall be reduced, to the extent applicable, to take into account any tax benefit derived by such Principal Shareholder as a result of such Loss and shall be increased, to the extent applicable, to take into account any additional taxes payable by such Principal Shareholder with respect to such reimbursement, and (b) shall be reduced, to the extent applicable, to take into account any payment with respect to such Loss received by such Principal Shareholder from any insurer and shall be increased, to the extent applicable, to take into account any additional taxes payable by such Principal Shareholder with respect to such payment.

         Section 9.5 Notice. An Indemnified Person shall provide written notice to the BASIS Representative, and an Indemnified Shareholder shall provide written notice to Prologic, of any claim with respect to which it seeks indemnification hereunder promptly after discovering any matters giving rise to such claim. The failure of any Indemnified Person or Indemnified Shareholder to give notice as provided in this Section shall not relieve the BASIS Shareholders or Prologic, respectively, of their obligations under this Article IX unless the failure materially and adversely affects the ability of the BASIS Shareholders or Prologic, as the case may be, to defend any related action, suit or proceeding. In case any such action, suit, claim or proceeding is brought against an Indemnified Person or an Indemnified Shareholder, the BASIS Shareholders or Prologic, respectively, shall be entitled to participate in the defense and, at their election, assume control of the defense with counsel reasonably acceptable to such Indemnified Person or Indemnified Shareholder, by delivering written notice to such effect to the Indemnified Person or Indemnified Shareholder. Upon delivery of such notice to the Indemnified Person or Indemnified Shareholder and approval of such counsel by the Indemnified Person or Indemnified Shareholder, the BASIS Shareholders will not be liable under Sections 9.1 or 9.2, and Prologic will not be liable under
Section 9.3 or 9.4, respectively, for any legal or other expenses subsequently incurred by such Indemnified Person or Indemnified Shareholder, respectively, in connection with the defense of such action, suit, claim or proceeding unless such Indemnified Person or Indemnified Shareholder and one of the BASIS Shareholders or Prologic, respectively, are defendants and each of them have one or more different defenses to the claims in such matter. The BASIS Shareholders and Prologic shall not be liable for any settlement of any action, suit, claim or proceeding with respect to an Indemnified Person or an Indemnified Shareholder, respectively, effected without their prior written consent, such consent not to be unreasonably withheld or delayed. The BASIS Shareholders shall not, without the Indemnified Person's prior written consent, and Prologic shall not, without prior written consent of the BASIS Representative, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to entry of any judgment in any action, suit, or proceeding in which such Indemnified Person or Indemnified Shareholder is a defendant.


                   ARTICLE X. TERMINATION, AMENDMENT OR WAIVER

         Section 10.1 Termination. This Agreement may be terminated at any time before the Effective Time:

         a. by the mutual written consent of BASIS and Prologic upon approval by their respective Boards of Directors;

         b. by either Prologic or BASIS upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any of the other Transaction Agreements and the time for each appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

         c. by either Prologic or BASIS upon written notice to the other if any of the conditions to its performance hereunder set forth in Article VIII have not been satisfied, or the Merger has not been consummated, on or before July 31, 1996, for reasons other than a breach of this Agreement by the party seeking termination; or

         d. by either Prologic or BASIS, upon written notice to the other, if there is any Material Adverse Change in either the financial condition or business of the other party.

         Section 10.2  Effect of Termination.

         a. If either Prologic or BASIS terminates this Agreement pursuant to
Section 10.1, this Agreement shall become void and there shall be no further liability or obligation on the part of BASIS, Prologic, Merger Subsidiary or their respective officers or directors or the BASIS Shareholders except (a) with respect to Sections 6.1(l) and 6.2(h) (Broker's and Finder's Fees), provided, however, that notwithstanding anything contained herein to the contrary, Prologic shall not be obligated to pay Sequoia Partners Inc. the Minimum Incentive Fee referenced in Section 8.3(e), 10.2 (Effect of Termination) and
11.2 (Fees and Expenses), and (b) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its other representations, warranties, covenants or agreements set forth in this Agreement.

         b. Notwithstanding any implication to the contrary herein, if Prologic terminates this Agreement pursuant to Section 10.1(b), (c) or (d) or if there is a material breach of the representations and warranties set forth in Section 6.1 or the existence of any condition or circumstance arising after May 30, 1996 or which could have been reasonably discovered by Prologic prior to May 31, 1996 which precludes Prologic from completing the acquisition in a timely manner, upon the written request of Prologic, D.L. Verdeck Escrow Company, Inc. shall release to Prologic the $75,000 escrow amount which was provided by Prologic as a good faith deposit in connection with the transaction contemplated herein.

         Section 10.3 Amendment. This Agreement may not be amended except by a written instrument approved and executed by BASIS and Prologic.

         Section 10.4 Waiver. No failure or delay on the part of any party in exercising any right under this Agreement or under any of the other Transaction Agreements shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or future exercise of such right or the exercise of any other such right. No waiver of any right or obligation under this Agreement or under any of the other Transaction Agreements shall be enforceable against a party unless made in a writing, specifying such waiver, executed by such party; provided, however, the BASIS Shareholders shall be deemed to have approved any waiver if BASIS Representative agrees to such waiver.


                      ARTICLE XI. MISCELLANEOUS AND GENERAL

         Section 11.1 Definitions. As used in this Agreement, capitalized terms shall have the meanings set forth, or in the section specified by, the attached Schedule F.

         Section 11.2 Fees and Expenses. Each of BASIS, the BASIS Shareholders, and Prologic shall pay all fees and expenses that it incurs in connection with the Merger, this Agreement and the transactions contemplated by this Agreement or the other Transaction Agreements, including, without limitation, all professional and other fees (whether or not the Closing occurs) except as provided in Section 8.2(g) and 8.3(f).

         Section 11.3 Notices. All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given (and shall be effective five business days after) if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth on Exhibit G hereto, subject to the provisions of Section 7.14 hereof. Any party may send any notice, request, demand, claim or other communication to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications are to be delivered by giving the other parties notice of such change in the manner set forth in this Agreement.

         Section 11.4 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article III concerning payment of the Merger Consideration are intended to be for the benefit of the holders of the Cancelled Shares and (b) the provisions in Article IX concerning indemnification are intended to be for the benefit of the Indemnified Persons specified in Article IX and their respective legal representatives.

         Section 11.5 Governing Law. This Agreement shall be governed by the laws of the State of Arizona (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, without limitation, matters of validity, construction, effect and performance.

         Section 11.6 Entire Agreement. This Agreement (including the attached Exhibits and Schedules) and the Shareholders' Agreement embodies the entire agreement and understanding of the parties with respect to the transactions it and they contemplate and supersedes all prior written or oral commitments, arrangements or understandings with respect to such matters. There are no other restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated by this Agreement (including the attached Exhibits and Schedules).

         Section 11.7 Attorneys' Fees. In the event that any action or proceeding, including, without limitation, arbitration, is commenced by any party for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration shall be entitled to recover, as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration in their favor, their related reasonable attorneys' fees and expenses.

         Section 11.8 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected. To the extent permitted by Applicable Law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         Section 11.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         Section 11.10 Headings. The Article, Section and Subsection headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not limit or otherwise affect any of the Agreement's provisions.

         Section 11.11 Construction. Each and every provision of this Agreement and the other Transaction Agreements shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other agreements.

         Section 11.12 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties to this Agreement. Notwithstanding the foregoing, no party to this Agreement shall have any right to assign any of its rights or obligations hereunder to any other Person.

         Section 11.13 References. Unless otherwise specified, references in this Agreement to "Sections," "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.

         IN WITNESS WHEREOF, each of the parties below have caused this Agreement and Plan of Reorganization to be duly exercised as of the day and year first above written.

                        PROLOGIC MANAGEMENT SYSTEMS, INC.


                        By:  /s/ James M. Heim
                            ----------------------------------------------------
                                 Name:  James M. Heim
                                 Title:  President and Chief Executive Officer

                        BASIS ACQUISITION CORP.


                        By: /s/ James M. Heim
                            ----------------------------------------------------
                                Name:  James M. Heim
                                Title: President


                        BASIS, INC.


                        By: /s/ Patricia F. Shanks
                            ----------------------------------------------------
                                Name:  Patricia F. Shanks
                                Title: President


                        PRINCIPAL SHAREHOLDERS


                            /s/ Patricia F. Shanks
                            ----------------------------------------------------
                                Patricia F. Shanks


                            /s/ J. Merrill Shanks
                            ----------------------------------------------------
                                J. Merrill Shanks

                                   SCHEDULE A

                         CALCULATION OF PRE-TAX EARNINGS


The business of BASIS acquired pursuant to this Agreement will be operated in such a manner (whether as subsidiary, division or otherwise) that its earnings may be discreetly determined for the following purposes:

The format below specifies the method by which the BASIS earnings will be calculated for purposes of determining earnings with respect to contingent pay-outs under the Agreement. Gross sales are reduced by direct selling costs, discounts and direct commissions. Net sales are reduced by direct costs of materials and direct service costs in connection with the accounts. The resultant gross margin is reduced by operating expenses for BASIS, i.e., those expenses of BASIS which are under the direct control of BASIS management or are contracted for by BASIS management. These operating expenses do not include any allocation for corporate overhead. These expenses may include direct costs of contracting for specific expense overhead. These expenses may include direct costs of contracting for specific expense items which otherwise would be born by BASIS. A footnote to the schedule provides for the elimination of certain expenses otherwise allocable to BASIS.

Net Sales                                                        xxxxxxxxx.xx

Cost of Sales
         Direct material cost                                        xxxxx.xx
         Direct Service cost                                         xxxxx.xx
                                                                    ---------
Gross Margin                                                        xxxxxx.xx

Operating Expenses (Direct Controllable Expenses)
         Development expense                                         xxxxx.xx
         Selling and Marketing expense                               xxxxx.xx
         General and Administrative expenses                         xxxxx.xx
                                                                     --------
               Total operating expenses                              xxxxx.xx

Contribution*                                                        --------
                                                                     xxxxx.xx
                                                                     ========





         * The contribution is the basis for the calculation of the contingent payments and is before any agreed upon strategic business development funded by corporate, interest, other (non-operating) income and expense items and income taxes.

The calculation of pre-tax earnings herein will be calculated in a manner consistent with the memorandum from Prologic to BASIS dated June 17, 1996 attached hereto as Schedule A-Exhibit A.

                                   SCHEDULE B

                            BASIS DISCLOSURE SCHEDULE

                             [INTENTIONALLY OMITTED]

                                   SCHEDULE C

                          PROLOGIC DISCLOSURE SCHEDULE

                             [INTENTIONALLY OMITTED]

                                   SCHEDULE D

                                  KEY EMPLOYEES


Name:               PATRICIA F. SHANKS
Term:               Two year term with option to extend
Base Salary:        $130,000
Bonus:              Net Contribution Bonus and Consolidated Earnings Bonus based on performance
Severance:          Six months' salary
Non-Compete Term:   During the Employment Period and for one year thereafter
Other:              Qualified Incentive Stock Options for up to 30,000 shares
                    over the term of Employment Agreement


Name:               DONALD E. LEGNITTO
Term:               Two year term with option to extend
Base Salary:        $120,000
Bonus:              Quarterly Bonuses based on acheivement of performance
                    objectives established by Prologic
Severance:          Six months' salary
Non-Compete Term:   During the Employment Period
Other:              Qualified Incentive Stock Options for up to 15,000 shares
                    over the term of Employment Agreement

                                   SCHEDULE E

                             OFFICERS AND DIRECTORS
                            OF SURVIVING CORPORATION


                         [TO BE DETERMINED BY PROLOGIC]

                                   SCHEDULE F

                                   DEFINITIONS

         The following terms shall have the meanings specified in the following section of the Agreement:

Defined Word                                           Section Where Defined
- ------------                                           ---------------------
Additional Consideration                               Section 3.4
Affiliate                                              Section 6.1(aa)
Affiliate Agreement                                    Section 7.12
Agreement                                              Opening paragraph
Agreement of Merger                                    Section 1.1
Applicable Value                                       Section 9.2
Arizona BCA                                            Section 1.1
Arizona Commission                                     Section 1.3
Articles                                               Section 11.13
Associate                                              Section 6.1(aa)
BASIS                                                  Opening paragraph
BASIS Balance Sheet                                    Section 6.1(f)
BASIS Benefit Arrangements                             Section 6.1(p)(i)
BASIS Disclosure Schedule                              Section 6.1
BASIS Earnings                                         Section 3.3
BASIS Employee Plans                                   Section 6.1(p)(ii)
BASIS Financial Statements                             Section 6.1(f)
BASIS Permits                                          Section 6.1(d)
BASIS Representative                                   Section 7.14
BASIS Shareholders                                     Section 3.1
BASIS Stock Option Plan                                Section 3.2
BASIS Stock Plans                                      Section 3.7
California GCL                                         Section 1.1
California Secretary                                   Section 1.3
Cancelled Shares                                       Section 4.1
Cash Payment                                           Section 3.1
Closing                                                Section 1.2
Closing Date                                           Section 1.2
Closing Merger Consideration                           Section 3.1
Closing Price                                          Section 3.2
Compensation Plans                                     Section 7.2
Contingent Price                                       Section 3.3
Dissenting Shares                                      Section 4.4
Effective Time                                         Section 1.3
Escrow Amount                                          Section 3.1(a)
Exchange Agent                                         Section 4.2
fiduciary                                              Section 5.1(p)
Guaranty                                               Section 7.15
Indemnified Persons                                    Section 9.1
Indemnified Shareholders                               Section 9.3
Injunction                                             Section 8.1(c)
Intellectual Property                                  Section 6.1(s)(i)
IRS                                                    Section 6.1(g)
Letter Agreement                                       Section 8.2(h)
Loss and Losses                                        Section 9.1
Merger                                                 Recitals

Defined Word                                       Section Where Defined
- ------------                                       ---------------------

Merger Consideration                               Section 3.1
Merger Filing Documents                            Section 1.3
Merger Subsidiary                                  Opening paragraph
Options List                                       Section 6.1(b)(iii)
Principal Shareholders                             Opening Paragraph
Prologic                                           Opening paragraph
Prologic Balance Sheet                             Section 6.2(h)
Prologic Common Stock                              Section 3.2
Prologic Disclosure Schedule                       Section 6.2
Prologic Permits                                   Section 6.2(d)
Prologic Stock Plans                               Section 6.2(b)(i)
Proportionate Share                                Section 3.1
Proprietary Information                            Section 6.1(o)(vi)
Prospectus                                         Section 6.2(j)
Registration Expenses                              Section 5.5(a)
Requisite Approvals                                Section 8.1(b)
Sections                                           Section 11.13
Securities Act                                     Section 3.5
severance pay                                      Section 6.1(o)(iii)
Shareholders' Agreement                            Section 7.13
Shareholders List                                  Section 6.1(b)(iii)
Solicitation Materials                             Section 7.4
Surviving Corporation                              Section 1.1
Tangible Property                                  Section 6.1(v)
Transfer                                           Section 3.3(d)
Violation                                          Section 6.1(c)(iii)
Voting Debt                                        Section 6.1(b)

      As used in this Agreement, the following terms shall have the meanings specified below:

             Accounts Receivable: means all notes and accounts receivable held by BASIS and all notes, bonds and other evidences of indebtedness of any Person held by BASIS relating to the business of BASIS.

             Applicable Laws: means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, permits, concessions, grants, franchises, licenses, orders or other governmental authorization or approval of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of or agreements with any Governmental Authority.

             Average Share Price: means with respect to any date, the average of the closing sale price of Prologic Common Stock as listed on the NASDAQ Small Capital Market for the previous ten trading days.

             BASIS Common Stock: means the common stock, no par value, of BASIS.

             Business Day: means each weekday that is not a holiday under federal or Arizona law.

             Code: means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated under that Code.

             Equipment: means all machinery, equipment, furniture, fixtures, and tools used in connection with the manufacture, design and sales of the Products and the administration of the business of BASIS.

             Environmental Claim: means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of BASIS or the BASIS Shareholders contained in this Agreement related to the environment.

             Environmental Damages: means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), costs and expenses, including, without limitation, costs and expenses of defense of any claim and of any settlement of claims, including, reasonable attorneys' fees and expenses, that are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath the Premises, migrating or threatening to migrate to or from the Premises or arising in any manner whatsoever out of any violation of Environmental Requirements pertaining to the Premises or any activities on the Premises or from the past or present operations of BASIS, including, without limitation:

              (1) damages for personal injury, or injury to property or natural resources, occurring upon or off of the Premises, whether foreseeable or unforeseeable, including, without limitation, claims brought by or on behalf of employees of BASIS, lost profits, consequential damages, interest and penalties;

              (2) diminution in the value of the Premises and damages for the loss of or restriction on the use of, or adverse impact on the marketing of, the Premises or of any amenity of the Premises;

              (3) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and liabilities (including, without limitation, liabilities to indemnify any Person for costs) incurred in connection with the investigation or remediation of Hazardous Materials or violation of Environmental Requirements, including, without limitation, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any Governmental Authority, or reasonably necessary to make full economic use of the Premises or any other property or otherwise expended in connection with such conditions; and

              (4) damages and claims (including, without limitation, those of the type described in clauses (i)-(iii) above) resulting from the off-site disposal of Hazardous Materials derived from the use, generation, storage, treatment, transportation or disposal of Hazardous Materials by or on behalf of BASIS.

             Environmental Requirements: means all Applicable Laws relating to the protection of human health or the environment, including, without limitation:

              (1) all requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface, water, groundwater or land, or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

              (2) all requirements pertaining to the protection of the health and safety of employees or the public.

             ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

             Exchange Act: means the Securities and Exchange Act of 1934, as amended.

             General Claim: means any claim (other than an Environmental Claim, Tax Claim or Product Liability Claim) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of BASIS or any Principal Shareholders contained in this Agreement.

             Governmental Approval: means an authorization, consent, approval, permit, license or exemption of registration or filing with, or report or notice to, any Governmental Authority.

             Governmental Authority or Governmental Entity: means any nation or government, any state or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any political subdivision of any State and any tribunal or arbitrator(s) of competent jurisdiction.

             Hazardous Materials: means any substance:

              (1) the presence of which requires investigation, removal or remediation under any Applicable Law; or

              (2) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and the Resource Conversation and Recovery Act (42 U.S.C. section 6901 et seq.); or

                  (3) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority or Applicable Law; or

                  (4) the presence of which causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or to the health or safety of any Person on or about the Premises; or

                  (5) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or

                  (6)      that contains PCBs or asbestos.

                  Inventory: means all inventories of raw materials, work in progress, finished products and supplies of BASIS and its subsidiaries.

                  Key Employees: means each of the persons listed on the attached Schedule D.

                  Knowledge of BASIS: means information known or should reasonably be known by any officer of BASIS.

                  Lien: means any mortgage, pledge, adverse claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, encumbrance, option, lien, charge or claim or interest of any kind.

                  Material Adverse Effect: means a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or results of operation of BASIS or any of its subsidiaries.

                  Person: means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

                  Premises: means all real property at any time owned, leased, occupied or operated by BASIS or any predecessor of BASIS.

                  Principal Shareholders: means Patricia F. Shanks and J. Merrill Shanks.

                  Products: means all products manufactured, marketed or distributed by BASIS.

                  Product Liability: means any liability to which Prologic, the Surviving Corporation or any other successor to any business of BASIS may become subject insofar as such liability arises out of or otherwise relates to any express or implied representation, warranty, agreement or guaranty made or claimed to have been made by BASIS, or imposed or asserted to be imposed by operation of law, in connection with any Products sold by BASIS before the Closing.

                  Product Liability Claim: means any claim, whether for negligence, strict liability, breach of representation, breach of warranty, misrepresentation or otherwise, based upon, arising out of or otherwise in respect of any Products Liability.

                  Property Information: means all inventions, processes, designs, formulae, techniques, trade secrets, know-how, proprietary processes and formulae, masks and related rights, confidential information, customer lists and other proprietary rights, including, without limitation, bills of material, test plans, production drawings and method and operation sheets, all source and object codes, algorithms, architecture, structure, display screens, layouts, development tools, procedures, tests and standards, together with all manufacturing prototypes, blueprints, specifications, drawings, photomasters, documasters, engineering data, and all recorded knowledge, documentation and media constituting, describing, relating to or evidencing the same.

             "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act.

             "Registrable Securities" means any shares of Prologic Common Stock acquired by the BASIS Shareholders pursuant to the terms of this Agreement.

             Securities Act: means the Securities Act of 1933, as amended.

             Tax Claim: means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of BASIS or the Principal Shareholders contained in this Agreement related to taxes.

             tax, taxes, taxable: means, except where the context otherwise requires, all Federal, state, local and foreign income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

             Transaction Agreements: means this Agreement and the Shareholders' Agreement.

             Warrants: means the warrants to shares of Prologic Common Stock issued and outstanding on the date of this Agreement, including the Redeemable Warrants to purchase 1,050,000 shares of Prologic Common Stock, and the Representative Unit Warrants to purchase 105,000 shares of Prologic Common Stock and Redeemable Warrants to purchase 105,000 Shares of Prologic Common Stock.

                                                                       EXHIBIT A


                        ARTICLES OF AMENDMENT AND MERGER
                                       OF
                             BASIS ACQUISITION CORP.


      These Articles of Merger are delivered to the Arizona Corporation Commission for filing under Section 10-1105 of the Arizona Revised Statutes by BASIS Acquisition Corp., an Arizona corporation.

      FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows: BASIS Acquisition Corp., an Arizona Corporation; BASIS, Inc., a California corporation.

      SECOND: Basis Acquisition Corp., with a place of business located at 2731 East Elvira, Suite 151, Tucson, Arizona 85706-7124, shall be the surviving corporation of the merger and shall change its name to BASIS, Inc.

      THIRD: The name and address of the initial statutory agent of Basis Acquisition Corp. shall be: CSC Lawyers Incorporating Services, F.N., 3636 North Central Avenue, Phoenix, Arizona 85012.

      FOURTH: The number of shares issued, outstanding and entitled to vote separately on the Plan of Merger attached hereto as Exhibit "1" (the "Plan") at the time of approval by the respective shareholders was:

             BASIS, Inc.                  ____________ shares common stock
                                          ____________ par value

             BASIS Acquisition Corp.      1,000 shares common stock,
                                          no par value

      FIFTH: Paragraph 1 of the Articles of Incorporation of BASIS Acquisition Corp. is amended as follows:

             "1.        Name.  The name of the corporation shall be BASIS, Inc."

      SIXTH: All of the issued and outstanding shares of both constituent corporations were voted in favor of the plan; therefore the Plan was approved by the respective shareholders. [If not unanimous, will insert number of votes for and against the Plan by each voting group].

      IN WITNESS WHEREOF, BASIS Acquisition Corp. has caused these Articles of Amendment and Merger to be executed by its duly authorized officers on this ____ day of ________________, 1996.


                                          BASIS ACQUISITION CORP.
                                          an Arizona corporation


                                          By:___________________________________
                                               James M. Heim, President


                                          By:___________________________________
                                               William E. Wallin, Secretary

STATE OF ARIZONA                   )
                                   ) ss.
County of _______________          )

      The foregoing instrument was acknowledged before me this ____ day of _____________, 1996, by _______________________, the President of BASIS
ACQUISITION CORP., an Arizona corporation, for and on behalf of the Corporation.



                                                     ___________________________
                                                        Notary Public

My Commission Expires:

_____________________





STATE OF ARIZONA                   )
                                   ) ss.
County of _______________          )

      The foregoing instrument was acknowledged before me this ____ day of ___________, 1996, by ____________________, the Secretary of BASIS ACQUISITION
CORP., an Arizona corporation, for and on behalf of the Corporation.




                                                     ___________________________
                                                        Notary Public

My Commission Expires:

_____________________

                                                                       EXHIBIT 1
                                                                              TO
                                                                     ARTICLES OF
                                                            AMENDMENT AND MERGER


                                 PLAN OF MERGER
                                       OF
                                   BASIS, INC.
                                      INTO
                             BASIS ACQUISITION CORP.



      Pursuant to the provisions of Section 10-1101 of the Arizona Revised Statutes, by this Plan of Merger, BASIS, Inc., a California corporation ("BASIS"), and BASIS Acquisition Corp., an Arizona corporation ("Merger Subsidiary"), state, confirm and agree as follows:

      FIRST: BASIS shall merge with and into Merger Subsidiary, a wholly owned subsidiary of Prologic Management Systems, Inc., an Arizona corporation ("Prologic"), with Merger Subsidiary being the surviving corporation upon the effectiveness of the merger ("Surviving Corporation").

      SECOND: The separate identity, existence and corporate organization of BASIS shall cease to exist except as otherwise provided by applicable law. Surviving Corporation shall succeed to and possess all the properties, accounts, rights, privileges, powers, franchises and immunities of a public as well as a private nature, and be subject to, and responsible for, all the debts, liabilities, obligations, restrictions, disabilities and duties, of BASIS all without further act, deed or other transfer.

      THIRD: The consideration for the merger payable to the holders of BASIS capital stock immediately prior to the merger (the "BASIS Shareholders") shall be as follows:

            A. Cash Payment. Upon the effectiveness of the merger, Prologic shall pay to the Secretary of Prologic ("Exchange Agent") the sum of $500,000 for distribution to the BASIS Shareholders;

            B. Conversion of Securities. Upon the effectiveness of the merger, all the shares of common stock of BASIS (other than shares held by shareholders dissenting to the merger), shall be converted into and become exchangeable for the number of shares of validly issued, fully paid and non-assessable common stock, no par value, of Prologic ("Prologic Common Stock") equal to $1,400,000 divided by the Closing Price for the Prologic Common Stock. "Closing Price" means the average of the closing sales price of Prologic Common Stock as listed on NASDAQ Small Capital Market for the ten trading days immediately preceding June 30, 1996 or, if earlier, the two days prior to the Closing Date. Each holder of outstanding certificates which prior to the merger represented BASIS Common Stock, may surrender the same to the Exchange Agent, at its principal offices located at 2731 East Elvira, Suite 151, Tucson, Arizona 85706-7124. Upon surrender, such holder shall be entitled to receive, in exchange therefor, certificates representing the shares of Prologic Common Stock specified in this Article THIRD. Until surrendered, each certificate which prior to the merger represented BASIS shares shall be deemed for the purposes to evidence ownership of the number of Prologic shares into which the same shall have been converted and exchanged. Upon submission or surrender of any certificates which prior to the merger represented BASIS shares, the same shall be immediately cancelled ("Cancelled Shares"). No certificates or scrip for fractional shares of Prologic Common Stock shall be issued upon the surrender for exchange of Cancelled Shares. In lieu of any such fractional shares, each holder of BASIS Common Stock who would otherwise have been entitled to a fraction of a share of Prologic Common Stock upon surrender of Cancelled Shares for exchange shall be entitled to receive from the Exchange Agent a cash payment in lieu of such fractional share equal to such fraction multiplied by the Closing Price.

            C. Contingent Payments. On or before September 30, 1997, Prologic shall pay to the representative of the BASIS Shareholders, for distribution to them, the following contingent merger consideration ("Contingent Payments"):

                  1. The "First Contingent Payment" shall be the number of
             shares of Prologic Common Stock equal to $1,100,000 divided by the Closing Price, provided, that if the Closing Price is less than $5.00, the Closing Price used for this calculation shall be $5.00 and if the Closing Price is more than $7.00, the Closing Price used for this calculation shall be $7.00. In the event pre-tax earnings of Merger Subsidiary after the merger with BASIS for the twelve months ending June 30, 1997 is less than $500,000 ("BASIS Earnings"), the First Contingent Payment shall be the number of shares of Prologic Common Stock equal to $1,100,000 minus 4.4 times the amount by which BASIS Earnings are less than $500,000, divided by the Closing Price. If BASIS Earnings are below $250,000, the First Contingent Payment payable pursuant to this Section shall be 0 shares.

                  2. The "Second Contingent Payment" shall be the number of
             shares of Prologic Common Stock equal to $500,000 divided by the Contingent Price. The "Contingent Price" means the average of the closing sales price of Prologic Common Stock as listed on the NASDAQ Small Capital Market for the ten trading days immediately preceding June 30, 1997, or the date of a Transfer provided, that if the Closing Price is less than $5.00, the Closing Price used for this calculation shall be $5.00 and if the Closing Price is more than $10.00, the Closing Price used for this calculation shall be $10.00. In the event BASIS Earnings are more than $500,000, the Second Contingent Payment shall be the number of shares equal to $500,000 minus 2 times the amount by which BASIS Earnings are less than $750,000 divided by the Contingent Price. In the event that BASIS Earnings are less than $500,000, the Second Contingent Payment payable pursuant to this provision shall be 0 shares.

                  3. Notwithstanding anything contained in this Section C to the contrary, upon the written election of either Prologic or the BASIS Representative, up to 40% of the Contingent Payments to be paid to BASIS Shareholders shall be paid in cash rather than shares of Prologic Common Stock. Any election under this Section shall be made, if at all, by delivery of written notice to the other party not less than ten business days prior to the date of payment, provided, that no payment will be made in cash pursuant to this Section or Section D hereof if BASIS delivers an opinion of counsel reasonably satisfactory to Prologic no less than five days prior to the date of payment that the proposed payment will have a material adverse effect on the tax exempt treatment of shares of Prologic Common Stock received in connection with the transaction contemplated herein.

                  4. If at any time prior to June 30, 1997, Prologic sells or otherwise transfers or disposes of voting control of BASIS, or sells or otherwise disposes of any asset or assets of BASIS that could have a material adverse impact on the achievement of BASIS Earnings (other than (a) a transfer to Prologic, a parent of Prologic or a majority-owned subsidiary of Prologic, or (b) in connection with the sale or transfer of all or substantially all of the assets or shares of Prologic) ("Transfer"), then the formula by which BASIS will be paid Contingent Payments will be modified by multiplying the revenue targets set forth in Section C.3 above by a fraction, the numerator of which is the number of whole months then elapsed since the date on which the merger is effective and the denominator of which is twelve, and determining if BASIS has met those reduced targets based on BASIS Earnings at the time of the event giving rise to the modification; provided, however, that if notwithstanding such event, BASIS nonetheless achieves BASIS Earnings such that it would be paid a higher amount of Contingent Payments under the original formula at the end of the original period then under the revised formula, then BASIS shall receive such higher amount of Contingent Payments.

             D. Additional Consideration. If at any time prior to June 30, 1998, Prologic effects an asset transfer of any intellectual property that is an asset of BASIS as of May 15, 1996 (other than (a) through licenses in the ordinary course of business, (b) a transfer to Prologic, a parent of Prologic or a majority-owned subsidiary of Prologic), (c) in connection with the sale or transfer of all or substantially all of the assets or shares of the Merger Subsidiary or Prologic, (d) a transfer covered by Section C.4 above), then Prologic shall issue cash and/or shares of Prologic Common Stock to BASIS Shareholders in an amount equivalent to thirty percent (30%) of the net consideration received or to be received by Prologic for such assets ("Additional Consideration"). The number of shares to be paid under this Section shall be issued within thirty business days of the receipt of any such payment and will be based on the Average Share Price of the Prologic Common Stock determined as of the ten days prior to such transfer. Either Prologic or the BASIS Representative may elect that up to 40% of this consideration shall be paid in cash by providing written notice to the other party no less than ten business days prior to the date of payment.

      FOURTH: Without any action on the part of the holders thereof, all outstanding stock options for shares of BASIS Common Stock held by employees of BASIS pursuant to the BASIS Stock Option Agreements and other stock options, warrants and other rights to acquire shares of BASIS Common Stock held by all other Persons shall automatically be terminated and cancelled upon the effectuation of the Merger. Each holder of a stock option, warrant or other right shall thereafter cease to have any rights with respect to such options, warrants or other rights.

      FIFTH: The Articles of Incorporation and Bylaws of Merger Subsidiary in effect immediately prior to the effective time of the merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation unless and until amended as provided by applicable law and the Articles of Incorporation of the Merger Subsidiary, provided, however, that immediately upon the merger, Paragraph 1 of the Articles of Incorporation of the Surviving Corporation shall be amended as follows:

             "1.  Name.  The name of the Corporation shall be BASIS, Inc."

      SIXTH: The directors and officers of Merger Subsidiary immediately prior to the merger shall remain as directors and officers of the Surviving Corporation upon the merger until their successors are duly elected and qualified.

      SEVENTH: The officers of each corporation shall be authorized to do all acts and things necessary and proper to effect the merger.

      EIGHTH: The merger shall be effective upon the filing of the Articles of Merger with, and the acceptance for filing by, the Corporation Commission of the State of Arizona.

      NINTH: This Plan of Merger may be amended, supplemented or modified by mutual consent of the Boards of Directors of BASIS and Merger Subsidiary or their respective duly authorized officers, in any manner and at any time agreed upon by them in writing; provided, however, that no such amendment, supplement or modification may materially adversely affect the rights of the shareholders of BASIS or Merger Subsidiary.

      TENTH: Anything to the contrary herein notwithstanding, this Plan of Merger may be terminated and the transactions provided for herein may be abandoned by the Boards of Directors of BASIS or Merger Subsidiary in their sole discretion, but not later than the effective date of the merger described in Article EIGHTH.

      ELEVENTH: Subject to applicable law, this Plan of Merger and the Articles of Merger may be amended, modified or supplemented as necessary to conform to the requirements of the Corporation Commission of the State of Arizona for filing without the approval of the board of directors or shareholders of either BASIS or Merger Subsidiary.

      TWELFTH: The Plan shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Arizona without regard to that state's choice of law doctrine.

      IN WITNESS WHEREOF, BASIS Inc. and BASIS Acquisition Corp. have caused this Plan of Merger to be executed by their respective duly authorized officers on this ____ day of ____________, 1996.

                                        BASIS, Inc.,
                                        a California corporation


                                        By:_____________________________________
                                              Patricia F. Shanks, President


                                        By:_____________________________________
                                           _________________, Secretary




                                        BASIS Acquisition Corp.,
                                        an Arizona corporation


                                        By:_____________________________________
                                              James M. Heim, President


                                        By:_____________________________________
                                              William E. Wallin, Secretary

                                                                     EXHIBIT B-1

                             CERTIFICATE OF OFFICER
                                       OF
                                   BASIS, INC.


      The undersigned officer of BASIS, Inc., a California corporation ("BASIS"), on behalf of BASIS, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represents in connection with the proposed merger of BASIS with and into BASIS Acquisition Corp., an Arizona corporation ("Sub"), in a statutory merger and related transactions (the "Merger") pursuant to that certain Agreement and Plan of Reorganization among BASIS, Sub, Prologic Management Systems, Inc., an Arizona corporation and parent of Sub ("Parent") and the Principal Shareholders (as defined therein), dated as of June 1, 1996, and exhibits thereto (the "Reorganization Agreement"), with Sub surviving the Merger, that as of the time this certificate is executed, the following facts are now true and will continue to be true as of the Closing Date and thereafter where relevant. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Reorganization Agreement.

      1. Neither Parent nor any Parent affiliate owns, or has owned during the past five (5) years, directly or indirectly, any shares of BASIS common stock, or the right to acquire or vote any such stock.

      2. BASIS is not an investment company within the meaning of section 368(a)(2)(F) of the Code.

      3. Parent, Sub, BASIS and the shareholders of BASIS will each pay separately their own expenses incurred in connection with the Merger except as otherwise provided in Section 11.2 of the Reorganization Agreement; provided, however, that to the extent any expenses relating to the Merger are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187 and Revenue Ruling 76-365, 1976-2 C.B.110.

      4. The assumption by Sub of the liabilities of BASIS pursuant to the Merger is for a bona fide business purpose, and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of BASIS to Sub pursuant to the Merger.

      5. The liabilities of BASIS assumed by Sub and the liabilities to which the transferred assets of BASIS are subject were incurred by BASIS in the ordinary course of its business. No liabilities of any person other than BASIS will be assumed by Sub or Parent in the Merger, and none of the shares of BASIS to be surrendered in exchange for Parent common stock will be subject to any liabilities.

      6. There is no intercorporate indebtedness existing between Parent and BASIS or between Sub and BASIS that was issued, acquired or will be settled at a discount.

      7. None of the service-related compensation payments received by shareholders of BASIS, if any, will be separate consideration for, or allocable to, any of their shares of BASIS stock; none of the shares of Parent common stock received by any shareholder of BASIS will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete, or otherwise for the performance of services; and the compensation paid to any shareholder of BASIS was for services actually rendered and was less than or commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      8. BASIS knows of no plan or intention by any shareholder of BASIS to sell, exchange, transfer by gift, or otherwise dispose of any of the shares of Parent common stock to be received by them in the Merger. In addition, BASIS is not aware of any transfers of BASIS stock by any holders thereof prior to the effective date that were made in contemplation of the Merger.

      9. On the date of the Merger, the fair market value of the assets of BASIS will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

      10. The payment of cash in lieu of fractional shares as set out in section
4.3 of the Reorganization Agreement was not separately bargained for consideration and is being made to spare Parent the expense and inconvenience of issuing fractional shares.

      11. As a result of the Merger, BASIS will transfer to Sub at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of BASIS held by it immediately prior to the Merger. For this purpose, amounts used to pay dissenters or to pay reorganization expenses, and all redemptions and distributions (except for regular common normal dividends) made by BASIS immediately prior to the Merger, will be considered as assets held by BASIS immediately prior to the Merger. BASIS has not redeemed any of the BASIS stock, made any distribution with respect to any of the BASIS stock, or disposed of any of its assets, in anticipation of or as part of a plan for the acquisition of BASIS by Parent and Sub.

      12. The undersigned is ________________ of BASIS and is authorized to make all of the representations set forth herein.

      The undersigned recognizes that counsel to and accountants for Parent and Sub and counsel to and accountants for BASIS will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger.


_________________________________________

BASIS, INC.
Dated:  _______________, 1996

                                                                     EXHIBIT B-2

                             CERTIFICATE OF OFFICER
                                       OF
                   PROLOGIC MANAGEMENT SYSTEMS, INC. AND BASIS
                                ACQUISITION CORP.


      The undersigned officer of Prologic Management Systems, Inc., an Arizona corporation ("Parent"), and its wholly owned subsidiary BASIS Acquisition Corp., an Arizona corporation ("Sub"), on behalf of Parent and Sub, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represents in connection with the proposed merger of BASIS, Inc., a California corporation ("BASIS"), with and into Sub, in a statutory merger and related transactions (the "Merger") pursuant to that certain Agreement and Plan of Reorganization among BASIS, Sub, Parent and the Principal Shareholders as defined therein, dated as of June 1, 1996, and exhibits thereto (the "Reorganization Agreement"), with Sub surviving the Merger, that as of the time this certificate is executed, the following facts are now true and will continue to be true as of the Closing Date and thereafter where relevant. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Reorganization Agreement.

      1. Prior to the Merger, Parent will be in control of Sub within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Immediately following the Merger, Parent will be in control of Sub within the meaning of section 368(c) of the Code. Parent has no plan or intention to cause Sub to issue, after the Merger, additional shares of Sub stock (or rights to acquire shares of Sub common stock) that would result in Parent losing control of Sub within the meaning of section 368(c) of the Code.

      3. Parent has no plan or intention to reacquire any of its stock issued in the Merger. Parent's and Sub's principal reasons for participating in the Merger are for bona fide business reasons, within the meaning ascribed thereto under applicable federal tax law and regulations.

      4. Parent has no plan or intention to: (i) cause or permit Sub to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from BASIS except for dispositions made in the ordinary course of business; (ii) liquidate Sub; (iii) merge or consolidate Sub with or into another corporation, including Parent or its affiliates; (iv) make any extraordinary distributions in respect of its stock in Sub; or (v) sell, distribute or otherwise dispose of the stock of Sub.

      5. Parent intends that, following the Merger, Sub will continue BASIS' historic business or use a significant portion of BASIS' historic business assets in a business.

      6. Neither Parent nor any Parent affiliate owns, or has owned during the past five (5) years, directly or indirectly, any shares of BASIS common stock, or the right to acquire or vote any such stock.

      7. Neither Parent nor Sub is an investment company within the meaning of section 368(a)(2)(F) of the Code.

      8. To the knowledge of Parent or Sub, no shareholder of BASIS is acting as agent for or representative of Parent or Sub in connection with the Merger or approval thereof.

      9. Stock of Sub will be issued only to Parent in connection with the Merger.

      10. Parent, Sub, BASIS and the shareholders of BASIS will each pay separately their own expenses incurred in connection with the Merger except as otherwise provided in Section 11.2 of the

Reorganization Agreement; provided, however, that to the extent any expenses relating to the Merger are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187 and Revenue Ruling 76-365, 1976-2 C.B. 110.

      11. The assumption by Sub of the liabilities of BASIS pursuant to the Merger is for a bona fide business purpose, and the principal purpose of such assumption is not the avoidance of federal income tax on the transfer of assets of BASIS to Sub pursuant to the Merger.

      12. To the knowledge of Parent or Sub, no liabilities of any person other than BASIS will be assumed by Sub or Parent in the Merger.

      13. There is no intercorporate indebtedness existing between Parent and BASIS or between Sub and BASIS that was issued, acquired or will be settled at a discount.

      14. To the best of the knowledge of Parent and Sub, on the date of the Merger, the fair market value of the assets of BASIS will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

      15. None of the service-related compensation payments received by shareholders of BASIS, if any, will be separate consideration for, or allocable to, any of their shares of BASIS stock; none of the shares of Parent common stock received by any shareholder of BASIS will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete, or otherwise for the performance of services; and the compensation paid to any shareholder of BASIS was for services actually rendered and was less than or commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      16. Neither Parent nor Sub know of any plan or intention by any shareholder of BASIS to sell, exchange, transfer by gift, or otherwise dispose of any of the shares of Parent common stock to be received by them in the Merger. In addition, neither Parent nor Sub is aware of any transfers of BASIS stock by any holders thereof prior to the effective date that were made in contemplation of the Merger.

      17. The payment of cash in lieu of fractional shares as set out in section
4.3 of the Reorganization Agreement was not separately bargained for consideration and is being made to spare Parent the expense and inconvenience of issuing fractional shares.

      18. To the best of the knowledge of Parent and Sub, as a result of the Merger, BASIS will transfer to Sub at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of BASIS held by it immediately prior to the Merger. For this purpose, amounts used to pay dissenters or to pay reorganization expenses, and all redemptions and distributions (except for regular common normal dividends) made by BASIS immediately prior to the Merger, will be considered as assets held by BASIS immediately prior to the Merger. To the best of the knowledge of Parent and Sub, BASIS has not redeemed any of the BASIS stock, made any distribution with respect to any of the BASIS stock, or disposed of any of its assets, in anticipation of or as part of a plan for the acquisition of BASIS by Parent and Sub.

      19. The undersigned is ________________ of both Parent and Sub and is authorized to make all of the representations set forth herein.

      The undersigned recognizes that counsel to and accountants for Parent and Sub and counsel to and accountants for BASIS will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger.



_________________________________            _________________________________
PROLOGIC MANAGEMENT SYSTEMS, INC.            BASIS ACQUISITION CORP.
Dated:  _______________, 1996                Dated:  _______________, 1996

                                                                       EXHIBIT E


                               AFFILIATE AGREEMENT


Prologic Management Services, Inc.
2731 East Elvira
Tucson, Arizona  85706-7124


Ladies and Gentlemen:

      I have prepared this letter as required by Section 7.12 of the Agreement and Plan of Reorganization dated as of June 1, 1996 among Prologic Management Systems, Inc., an Arizona corporation ("Prologic"), Basis Acquisition Corp. ("Merger Subsidiary") and Basis, Inc., a California corporation ("Basis"). I am furnishing this letter so that Prologic and Merger Subsidiary may ensure that the issuance of Prologic Common Stock in the merger contemplated by the Reorganization Agreement (the "Merger") complies with the Securities Act of 1933, as amended (the "Act"). I understand that Prologic and Merger Subsidiary will rely on the representations, warranties and undertakings in this letter in concluding the Merger, and I agree that Prologic and Merger Subsidiary may so rely and that their reliance is reasonable.

      1. I acknowledge that I may be considered an "affiliate" of Basis as that term is used in Rule 145(c) promulgated under the Act.

      2. I agree that I will not make any sale, transfer or other disposition of any Prologic capital stock in the thirty days ending at the "Effective Time" for the Merger.

      3. I understand that Prologic will issue the shares of Prologic Common Stock that I will receive in the Merger (the "Shares") based on an exemption from the Act's registration requirements in Section 4(2) of the Act. I also understand that, because I may be an affiliate of Basis, any resale of the Shares will require: (i) an effective registration statement filed in compliance with the Act; (ii) compliance with Rule 145 promulgated under the Act; or (iii) the availability of another exemption from the Act's registration requirements.

      4. I agree that Prologic may refuse to permit me to sell, transfer or dispose of any of the Shares in the absence of either (i) an effective registration statement under the Act covering such sale, transfer or other disposition, (ii) a sale in compliance with Rule 145(d) under the Act, as determined prior to such sale by Prologic after receiving such documentation with respect to such proposed sale as it may reasonably request, or (iii) an opinion of counsel or a copy of a "no action" letter or other definitive ruling from the Securities and Exchange Commission, in either case satisfactory to Prologic's counsel, to the effect that I may effect such sale, transfer or other distribution without registration, together with such other documentation as Prologic's counsel reasonably may request. I also agree that Prologic may place a legend on any certificates evidencing the Shares or issue stop transfer instructions to its transfer agent to give effect to the restrictions contained in this paragraph.

      5. I represent and warrant that I am acquiring the Shares for my own account, and with no intention to make any resale or distribution thereof. In the absence of an effective registration statement covering the sale of the Shares, I will resell the Shares only under and in compliance with Rule 145(d) according to the following terms:

      (i) I will not sell the Shares at any time during which adequate current public information (as defined by Rule 144 under the Act) about Prologic is not available. To permit me to sell the Shares in accordance with Rule 145(d) under the Act, Prologic will use its best efforts to file on a timely basis all reports that Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Act, require it to file.

      (ii) In any three consecutive months, I will not sell any of the Shares representing more than the greater of (a) one percent of the total number of shares of Prologic common stock outstanding during such period, or (b) the average weekly reported volume of trading in Prologic common stock during the four full weeks immediately preceding the week during which I enter my order to sell. In computing the number of shares sold for purposes of this paragraph, I will include any shares sold by certain immediate family members, other related persons and persons with whom I may act in concert, all in accordance with Rule 144 under the Act.

      (iii) I will sell the Shares only in broker's transactions that comply with Rule 144(f) and (g) under the Act, and I will neither solicit nor arrange for the solicitation of orders to buy any of the Shares or make any payment in connection with the offer or sale of the Shares to any person other than the broker who executes the order to sell the Shares.

      (iv) Upon Prologic's request at any time, I will report to Prologic the amount, time and manner of all sales of the Shares by me.

      (v) Notwithstanding the foregoing, I understand that I may make unrestricted resales of Shares pursuant to (a) Rule 145(d)(2) under the Act if
(1) I have beneficially owned (within the meaning of Rule 144(d) under the Act) the Shares for at least two years after the date of the Merger, (2) I am not an affiliate of Prologic, and (3) Prologic meets the current public information requirements of Rule 144(c) under the Act, or (b) Rule 145(d)(3) under the Act if (1) I have beneficially owned the Shares for at least three years after the date of the Merger, and (2) I am not, and have not been for at least three months, an affiliate of Prologic.


                                            __________________________________

                                                                       EXHIBIT F


                             SHAREHOLDERS' AGREEMENT


      THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of this ____ day of ________, 1996, by Prologic Management Systems, Inc., an Arizona corporation ("Prologic"), BASIS Acquisition Corp., an Arizona corporation and a newly formed, wholly-owned subsidiary of Prologic ("Merger Subsidiary"), and the shareholders of BASIS who are listed as signatories to this Agreement (the "BASIS Shareholders").

RECITALS:

      WHEREAS, Prologic desires to acquire BASIS, and BASIS is willing to be acquired by Prologic, pursuant to a merger in which BASIS will merge with and into Merger Subsidiary (the "Merger") and the shareholders of BASIS, Inc., a California corporation ("BASIS") will receive certain consideration in accordance with the terms and conditions set forth in this Agreement and Plan of Reorganization, dated as of June 1, 1996 by and among Prologic Merger Subsidiary, BASIS and the other parties thereto (the "Merger Agreement"); and

      WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT:

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements, and conditions contained in this Agreement and the Merger Agreement, the parties agree as follows:

                         ARTICLE I. REGISTRATION RIGHTS

      Section 1.1 Registration Upon Demand. Subject to the provisions of this
Article I, if market, legal and other considerations permit, at any one time after twenty-four (24) months from the Closing, upon the written request of the BASIS Representative requesting that Prologic effect the registration under the Securities Act for the number of shares of its Registrable Securities which shall be no less than the lesser of 50% of the Prologic Common Stock issued at Closing or such number of shares of Prologic Common Stock having a value equal to $5,000,000 (based on the average closing sales price for such shares as listed on NASDAQ Small Capital Market for the ten days immediately preceding the time such request is made) (which request shall specify the intended method of distribution thereof), Prologic shall use its best efforts to register under the Securities Act (a "Demand Registration") the Registrable Securities which Prologic has been requested to register.

      Section 1.2 "Piggy-Back" Registrations. Subject to the provisions of this
Article I, as market, legal and other considerations permit, at any time after six (6) months following the Closing and prior to September 30, 1999, Prologic will take steps to register any securities under the Securities Act in connection with an offering of its securities, whether or not for its own account (other than a registration statement filed with respect to the issuance of Prologic Common Stock, or securities convertible into or exchangeable for Prologic Common Stock, or rights to acquire Prologic Common Stock, on (a) Form S-4 or otherwise in connection with an acquisition, merger or other transaction or (b) Form S-8 granted or to be granted to employees of Prologic), and, if subject to the foregoing limitations, Prologic proposes to register any securities under the Securities Act, Prologic shall furnish prompt written notice to the BASIS Representative of its intention to effect such registration and the intended method of distribution in connection therewith. On three occasions, upon the written request of the BASIS Representative made

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to Prologic within 20 days after the receipt of such a notice, Prologic shall, subject to this Article I, include in such registration such amount of the Registrable Securities as the BASIS Representative shall notify Prologic in writing (a "Piggy-Back Registration").

      Section 1.3 Obligations of the Company. Whenever Prologic is required under this Article I to effect the registration of any Registrable Securities, Prologic shall, as expeditiously as may be practicable:

             a. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to 60 days.

             b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all securities covered by such registration statement.

             c. Furnish to the BASIS Representative such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of applicable law, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by the holders of the Registrable Securities.

             d. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under applicable blue sky laws; provided that Prologic shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

             e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The BASIS Shareholders shall also enter into and perform their respective obligations under such an agreement.

             f. Notify the BASIS Representative, at any time when a prospectus relating thereto is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      Section 1.4 Furnish Information. It shall be a condition precedent to the obligation of Prologic to take any action pursuant to this Article I that each BASIS Shareholder named in the Registration Statement shall furnish to Prologic such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

      Section 1.5  Expenses of Registration.

             a. With respect to a Demand Registration, holders of Registrable Securities whose securities are actually registered shall pay a portion of out-of-pocket expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations made pursuant to Section 1.1, including, without limitation, all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Prologic and counsel for the BASIS Shareholders (the "Registration Expenses") incurred by or on behalf of a selling holder for its benefit pro rata based on the percentage of the aggregate number of shares registered pursuant to such registration which are represented by the Registrable Securities of such holder.

             b. With respect to a Piggy-Back Registration, Prologic shall bear and pay all Registration Expenses, but excluding underwriting discounts and commissions relating to Registrable Securities.

      Section 1.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of Prologic's capital stock, Prologic shall not be required under Section 1.2 to include any of the securities of a BASIS Shareholder in the registration of the securities to be included in such underwriting, or in such underwriting itself, unless the BASIS Shareholder accepts the terms of the underwriting as agreed upon between Prologic and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Prologic. If the total amount of securities, including registrable securities requested by shareholders to be included in such offering, whether upon exercise of registration rights or otherwise (collectively, "secondary securities"), exceeds the number of secondary securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then Prologic shall be required to include in the offering only such number of secondary securities, including Registrable Securities, as the underwriters determine in their sole discretion will not jeopardize the success of the offering. The secondary securities so included shall be apportioned among the BASIS Shareholder and such other selling shareholders pro rata in proportion to the total number of secondary securities, including Registrable Securities, owned by them, respectively, or in such other proportion as may be agreed to by such shareholders and the BASIS Shareholder.

      Section 1.7 Delay of Registration. The BASIS Shareholders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article I.

      Section 1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article I:

             a. To the extent permitted by law, Prologic will indemnify and hold harmless the BASIS Shareholders, any underwriter (as defined in the Securities Act or other applicable law) for the BASIS Shareholders and each Person, if any, who controls the BASIS Shareholder or underwriter within the meaning of the Securities Act, the Exchange Act or other applicable law, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or other Applicable Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations by Prologic (collectively, a "SEC Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the company of the Securities Act or other applicable law, or any rule or regulation promulgated under the securities Act or other applicable law; and Prologic will pay to each BASIS Shareholder, underwriter or controlling Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Prologic (which consent shall not be unreasonably withheld), nor shall Prologic be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an SEC Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the BASIS Shareholder or such underwriter or controlling Person.

             b. To the extent permitted by law, each BASIS Shareholder will indemnify and hold harmless Prologic, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls Prologic within the meaning of the Securities Act or other applicable law, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act or other applicable law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any SEC Violation, in each case to the extent (and only to the extent) that such SEC Violation occurs in reliance upon and in conformity with written information furnished by each BASIS Shareholder expressly for use in connection with such registration; and the BASIS Shareholder will pay any reasonable legal or other expenses incurred by any Person to be indemnified pursuant to this Section 1.8, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, that the indemnity agreement contained in this
Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the BASIS Shareholder, which consent shall not be unreasonably withheld.

             c. Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

             d. The obligations of Prologic and each BASIS Shareholder under this Section 1.8 shall survive the completion of any offering of Registrable Securities under a registration statement pursuant to this Article I, and otherwise.

      Section 1.9 "Market Stand-Off" Agreement. Each BASIS Shareholder hereby agrees that, during the duration of the period specified by Prologic and an underwriter of Prologic Common Stock or other securities of Prologic following the effective date of a registration statement of Prologic, it shall not, to the extent requested by Prologic and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of Prologic held by such BASIS Shareholder at any time during such period except Prologic Common Stock included in such registration ("Limitation"). In order to enforce the foregoing covenant, Prologic may impose stop-transfer instructions with respect to the Registrable Securities of the BASIS Shareholders (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period. Prologic will undertake to procure comparable Limitation from its officers and directors and any subsequent holders who receive Prologic Common Stock as consideration for an acquisition or merger substantially similar to the transaction contemplated under the Merger Agreement.

      Section 1.10 Termination of Registration Rights. As to any particular shares of Registrable Securities, the rights provided for in this Article I shall terminate upon the transfer of the Registrable Securities (other than the initial issuance of Registrable Securities upon the effectiveness of the Merger), and BASIS Shareholders shall not be entitled to exercise any right provided for in this Article I after September 30, 1999 except for the right to Indemnification provided in Section 1.8. As used in this Section 1.10, the term "transfer" shall include any voluntary or involuntary transfer or other disposition of registrable securities, other than the transfer of such securities to a trust of which the transferor is a beneficiary or a transfer pursuant to a qualified domestic relations order.


                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

      Section 2.1 Representations and Warranties of BASIS Shareholders. Each of the BASIS Shareholders, jointly and severally, represent and warrant to Prologic that:

      a. To the best knowledge of each BASIS shareholder, attached as Section 6.1(b)(iii)(A) of the BASIS Disclosure Schedule to the Merger Agreement ("Shareholders List") is an accurate and complete list of each of the shareholders of BASIS Common Stock, including the name and address of each such shareholder, each capacity, if any, in which each shareholder presently serves BASIS (or has served BASIS within the last six months), the number of shares of BASIS Common Stock held by each shareholder, and the date on which such shares were issued and the nature and amount of consideration paid for such shares. Attached as Section 6.1(b)(iii)(B) of the BASIS Disclosure Schedule ("Options List") is an accurate and complete list of each Person who has the right to acquire shares of BASIS Common Stock from BASIS pursuant to any option, warrant, call, right, commitment or agreement of any character, including, without limitation, BASIS Options, including the name of each such Person, each capacity in which such Person presently serves BASIS (or served BASIS at the time such right became effective), the number of shares of BASIS Common Stock that such Person has the right to acquire (both at this time and ultimately with the passage of time) and the nature and amount of consideration payable to acquire such shares, the date on which the right to acquire such shares became effective, and the plan and/or agreement under which such right is memorialized.

      b. Capital Structure and Title to Shares. (i) The description of the shares of BASIS Common Stock owned by it on the Shareholders List is accurate and complete, (ii) it owns no other shares, and has no right to acquire shares, of BASIS Common Stock, whether directly or indirectly from BASIS or any other person (except as may be described on Options List), (iii) it has good and marketable title to such shares, free and clear of any Lien, of the BASIS Shareholders has good and marketable title to such shares shown on the Shareholders List as being owned by it, free and clear of any Lien, (iv) to its knowledge, no Person, has the right to acquire, or has any claim with respect to, any of such shares, and (v) each of the BASIS Shareholders is the record and beneficial owner of the shares of BASIS Common Stock shown on the Shareholders List as being owned by it.

      c. Authority. (i) It has the requisite legal capacity to execute and deliver the Transaction Agreements and to perform the respective obligations under, and consummate the transactions contemplated by, each of the Transaction Agreements. (ii) Each of the Transaction Agreements to which it is a party constitutes the valid and legally binding obligations of such BASIS Shareholder (assuming the due execution and delivery thereof by all other parties thereto), enforceable against such BASIS Shareholder in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and of general principles of equity.

      d. Litigation. There is no suit, action, proceeding, order or investigation, at law or equity, pending or, to the knowledge of each BASIS Shareholder, threatened against or affecting such basis Shareholder or any of such BASIS Shareholder's properties or other assets, the outcome of which could impair the ability of such BASIS Shareholder to perform any of its obligations under any of the Transaction Agreements.

      Section 2.2 Survival of Representations and Warranties. Notwithstanding any right of Prologic to fully investigate the affairs of BASIS and the BASIS Shareholders, and any knowledge of facts determined or determinable by any of such parties pursuant to such investigation or right of investigation, Prologic has the right to rely fully upon the representations, warranties, covenants and agreements of BASIS and the BASIS Shareholders contained in this Agreement and the Merger Agreement. All such representations, warranties, covenants, and agreements shall survive the execution and delivery of this Agreement and the Closing and, except as otherwise specifically provided in this Agreement, shall remain in effect after the Closing until within two years after the Closing Date; provided, (a) that the representations and warranties contained in Sections 2.1(a) and 2.1(b) of this Agreement shall survive without limitation, and (b) that the representations and warranties contained in Section 6.1 of the Reorganization Agreement shall survive for so long as any period covered by such representations and warranties remain open, in whole or in part, and subject to audit and/or adjustment including, without limitation, by reason of wavier of any statute of limitations.


                     ARTICLE III. LIMITATIONS IN DISPOSITION

      Section 3.1 Underwriter's Restriction. It is understood that the certificates evidencing the Prologic Common Stock to be issued as Merger Consideration are subject to certain restrictions on sale as set forth in the Underwriting Agreement, dated as of March 14, 1995 between the Company and Nutmeg Securities, Ltd.

      Section 3.2 Limitations on Disposition. Each BASIS Shareholder agrees not to make any sale or disposition of all or any portion of the Prologic Common Stock unless and until:

             (i) There is then in effect a registration statement under the Securities Act or the applicable law of any jurisdiction outside the United States covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (ii) (A) The BASIS Shareholder shall have notified Prologic of the proposed disposition and shall have furnished Prologic with a detailed statement of the circumstances surrounding the proposed disposition and (B) the BASIS Shareholders shall have furnished Prologic with an opinion of counsel, reasonably satisfactory to Prologic, that such disposition is not in violation of applicable securities law. It is agreed that, except in unusual circumstances, Prologic will not require opinions of counsel for transactions subject to, and made pursuant to, Rule 144 of the Securities Act.

      Section 3.3 Restricted Securities and Legends. It is understood that the shares of Prologic Common Stock to be issued as Merger Consideration have not been registered under the Securities Act and are subject to certain other restrictions and that the certificates evidencing such Prologic Common Stock shall bear the following legend:

             "These securities have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act (or its equivalent under the laws of any applicable jurisdiction other than the United States) or, under certain circumstances, an opinion of counsel satisfactory to the Company that such transaction will not be in violation of applicable securities laws. These securities are subject to certain limitations and restrictions, such as a limitation on transferability, under the Shareholders' Agreement, dated as of _______________, 1996, by and between the Company, BASIS Acquisition Corp., and the shareholders of BASIS, Inc., and the Underwriting Agreement, dated as of March 14, 1995, between the Company and Nutmeg Securities, Ltd., copies of which may be obtained from the Company."


                           ARTICLE IV. INDEMNIFICATION

      Section 4.1 BASIS Indemnification. For a period of three years after the Effective Date, BASIS and each of the BASIS Shareholders shall jointly and severally indemnify and hold harmless Prologic, Merger Subsidiary, and each of the respective officers, directors, employees, agents, affiliates and associates thereof, in their respective capacities as such (collectively, the "Indemnified Persons"), to the fullest extent lawful, from and against: (a) any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, judgments, amounts paid in settlement in accordance with Section 4.5, and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, a "Loss" or "Losses") suffered or incurred by any Indemnified Person to the extent relating to or arising out of any inaccuracy in, or any breach, violation or nonobservance of, any of the representations, warranties, covenants or agreements made by BASIS or any of the BASIS Shareholders, or both, in this Agreement, any of the other Transaction Agreements or any written agreements or certificates delivered by BASIS or a BASIS Shareholder in connection with the Merger; (b) any and all Losses relating to or arising out of any other action or failure to act by BASIS, or any of its employees, agents or affiliates, with respect to the transactions contemplated by the Merger or any of the other Transaction Agreements; and (c) any and all Losses relating to or arising out of a claim, action, suit or proceeding made or brought against an Indemnified Person, by other than Prologic (except with respect to 4.1(a) above) or any of its current or former shareholders (acting in such shareholder capacity with respect to such claim, action, suit or proceeding), with respect to any act by BASIS, or any of its officers, directors, employees and agents (acting in that capacity), prior to the Effective Time, if the facts giving rise to such Loss or the risk or possibility of such Loss is not described, in reasonable detail, in the BASIS Disclosure Schedule and only to the extent such claim, action, suit or proceeding is not solely with respect to any projections or prospects of BASIS. Notwithstanding the foregoing, no BASIS Shareholder shall be obligated to provide indemnification for Losses aggregating in excess of the Merger Consideration and Additional Consideration payable to such BASIS Shareholder in connection with the transactions contemplated herein and in the Merger Agreement.

      Section 4.2 Reimbursement. Subject to the requirements of Section 4.5, each of the BASIS Shareholders shall reimburse the Indemnified Persons for all Losses for which such BASIS Shareholder is obligated to provide indemnity under
Section 4.1 as such Losses are paid or incurred and promptly after such BASIS Shareholders is given written notice of such Losses, in reasonable detail. Such reimbursement shall be made by such BASIS Shareholder transferring to the applicable Indemnified Person shares of Prologic Common Stock received in the Merger with an aggregate value equal to the amount of such reimbursement, or, if such BASIS Shareholder does not, at the time of such reimbursement, hold such shares with an aggregate value equal to such reimbursement amount, all of such shares then held by such BASIS Shareholder and cash in the amount by which such aggregate value is less than such reimbursement amount up to and not exceeding the total Merger Consideration and Additional Consideration payable to such BASIS Shareholder. For purposes of this Section 4.2, each of such shares shall be deemed to have a value equal to the Average Share Price of Prologic Common Stock on the two days prior to the payment date for such losses (the "Applicable Value"). To the extent that a BASIS

Shareholder reimburses the Indemnified Persons for a Loss and a court of competent jurisdiction subsequently determines, in a decision from which there is no right to appeal or seek further judicial review, that the Indemnified Persons are not entitled to such reimbursement, the Indemnified Persons shall promptly refund to such BASIS Shareholder an amount, in cash, equal to the portion of such Loss that it reimbursed. The amount of each Loss with respect to which Prologic is entitled to reimbursement hereunder (a) shall be reduced, to the extent applicable, to take into account any tax benefit derived by Prologic as a result of such Loss and shall be increased, to the extent applicable, to take into account any additional taxes payable by Prologic with respect to such reimbursement, and (b) shall be reduced, to the extent applicable, to take into account any payment with respect to such Loss received by Prologic from any insurer and shall be increased, to the extent applicable, to take into account any additional taxes payable by Prologic with respect to such payment.

      Section 4.3 Prologic Indemnification. Prologic shall indemnify and hold harmless the BASIS Shareholders (collectively, the "Indemnified Shareholders") to the fullest extent lawful, from and against: (a) any and all Losses suffered or incurred by any Indemnified Shareholder to the extent relating to or arising out of any inaccuracy in, or any breach, violation or nonobservance of, any of the representations, warranties, covenants or agreements made by Prologic in this Agreement or in any of the other Transaction Agreements to which Prologic or Merger Subsidiary is a party; (b) any and all Losses relating to or arising out of any other action or failure to act by Prologic, or any of its employees, agents or affiliates, with respect to the transactions contemplated by this Agreement or any of the Transaction Agreements; and (c) any and all Losses relating to or arising out of a claim, action, suit or proceeding made or brought against an Indemnified Shareholder, by other than BASIS or any of its current or former shareholders (acting in such shareholder capacity with respect to such claim, action, suit or proceeding), with respect to any act by Prologic or any of its subsidiaries, or any of their respective officers, directors, employees and agents (acting in that capacity), subsequent to the Effective Time, if the facts giving rise to such Loss or the risk or possibility of such Loss is not described, in reasonable detail, in the Prologic Disclosure Schedule.

      Section 4.4 Reimbursement. Subject to the requirements of Section 4.5, Prologic shall reimburse the Indemnified Shareholders, in cash, for all Losses for which indemnity is available under Section 4.3 as such Losses are paid or incurred and promptly after Prologic is given written notice of such Losses, in reasonable detail. To the extent that Prologic reimburses the Indemnified Shareholders for a Loss and a court of competent jurisdiction subsequently determines, in a decision from which there is no right to appeal or seek further judicial review, that the Indemnified Shareholders are not entitled to such reimbursement, each of the Indemnified Shareholders with respect to such Loss shall promptly refund to Prologic an amount, in cash, equal to the portion of Prologic's reimbursement with respect to such Loss that it received. The amount of each Loss with respect to which an Indemnified Shareholder is entitled to reimbursement hereunder (a) shall be reduced, to the extent applicable, to take into account any tax benefit derived by such Indemnified Shareholder as a result of such Loss and shall be increased, to the extent applicable, to take into account any additional taxes payable by such Indemnified Shareholder with respect to such reimbursement, and (b) shall be reduced, to the extent applicable, to take into account any payment with respect to such Loss received by such Indemnified Shareholder from any insurer and shall be increased, to the extent applicable, to take into account any additional taxes payable by such Indemnified Shareholder with respect to such payment.

      Section 4.5 Notice. An Indemnified Person shall provide written notice to the BASIS Representative, and an Indemnified Shareholder shall provide written notice to Prologic, of any claim with respect to which it seeks indemnification hereunder promptly after discovering any matters giving rise to such claim. The failure of any Indemnified Person or Indemnified Shareholder to give notice as provided in this Section shall not relieve the Principal Shareholders or Prologic, respectively, of their obligations under this Article I unless the failure materially and adversely affects the ability of the

Principal Shareholders or Prologic, as the case may be, to defend any related action, suit or proceeding. In case any such action, suit, claim or proceeding is brought against an Indemnified Person or an Indemnified Shareholder, the BASIS Shareholders or Prologic, respectively, shall be entitled to participate in the defense and, at their election, assume control of the defense with counsel reasonably acceptable to such Indemnified Person or Indemnified Shareholder, by delivering written notice to such effect to the Indemnified Person or Indemnified Shareholder. Upon delivery of such notice to the Indemnified Person or Indemnified Shareholder and approval of such counsel by the Indemnified Person or Indemnified Shareholder, the BASIS Shareholders will not be liable under Sections 4.1 or 4.2, and Prologic will not be liable under
Section 4.3 or 4.4, respectively, for any legal or other expenses subsequently incurred by such Indemnified Person or Indemnified Shareholder, respectively, in connection with the defense of such action, suit, claim or proceeding unless such Indemnified Person or Indemnified Shareholder and one of the BASIS Shareholders or Prologic, respectively, are defendants and each of them have one or more different defenses to the claims in such matter. The BASIS Shareholders and Prologic shall not be liable for any settlement of any action, suit, claim or proceeding with respect to an Indemnified Person or an Indemnified Shareholder, respectively, effected without their prior written consent, such consent not to be unreasonably withheld or delayed. The BASIS Shareholders shall not, without the Indemnified Person's prior written consent, and Prologic shall not, without prior written consent of the BASIS Representative, which consent shall not be unreasonably withheld or delayed, settle or compromise or consent to entry of any judgment in any action, suit, or proceeding in which such Indemnified Person or Indemnified Shareholder is a defendant.

                              ARTICLE V. COVENANTS

      Section 5.1 Principal Shareholder Letter. To ensure that the Merger will qualify as a "tax-free" reorganization for federal income tax purposes, the Principal Shareholders shall execute at or before the Closing a representation letter in substantially the form set forth in Exhibit A attached hereto, with such changes as may reasonably be requested.

      Section 5.2 Affiliate Agreement. To ensure that the issuance of Prologic Common Stock in the Merger complies with the Securities Act, the BASIS Shareholders shall execute at or before the Closing a letter in substantially the form set forth in Exhibit E to the Merger Agreement.


                         ARTICLE VI. AMENDMENT OR WAIVER

      Section 6.1 Amendment. This Agreement may not be amended except by a written instrument approved and executed by the BASIS Representative and Prologic.

      Section 6.2 Waiver. No failure or delay on the part of any party in exercising any right under this Agreement or under any of the other Transaction Agreements shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or future exercise of such right or the exercise of any other such right. No waiver of any right or obligation under this Agreement or under any of the other Transaction Agreements shall be enforceable against a party unless made in a writing, specifying such waiver, executed by such party; provided, however, the BASIS Shareholders shall be deemed to have approved any waiver if BASIS Representative agrees to such waiver.

                     ARTICLE VII. MISCELLANEOUS AND GENERAL

      Section 7.1 Definitions. As used in this Agreement, capitalized terms shall have the meanings set forth, or in the section specified by, the Merger Agreement.

      Section 7.2 BASIS Representative. The Principal Shareholders, together with the other BASIS Shareholders, have appointed Patricia F. Shanks, or a successor designated by her, as their representative (the "BASIS Representative"). In each instance in this Agreement and in other Transaction Agreements where the BASIS Shareholders are to receive or send notices, Prologic may send or accept such notices to the BASIS Representative and shall have no obligation to send such notices to the other BASIS Shareholders. In each instance in this Agreement and the other Transaction Agreements where the BASIS Shareholders are to take action, Prologic shall be entitled to rely conclusively on the authority of the BASIS Representative in taking such action without independent investigation until such time as Prologic shall receive written notice of the appointment of a successor BASIS Representative. The BASIS Shareholders may designate a successor BASIS Representative at any time by written notice to Prologic and to BASIS Representative signed by all of the BASIS Shareholders.

      Section 7.3 Fees and Expenses. Each of the BASIS Shareholders shall pay all fees and expenses that it incurs in connection with the Merger, this Agreement and the transactions contemplated by this Agreement or the other Transaction Agreements, including, without limitation, all professional and other fees (whether or not the Closing occurs).

      Section 7.4 Notices. All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given (and shall be effective five business days after) if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address set forth on the signature page of this Agreement. Any party may send any notice, request, demand, claim or other communication to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications are to be delivered by giving the other parties notice of such change in the manner set forth in this Agreement.

      Section 7.5 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns; provided, however, that the provisions in Section 1.8, Article IV concerning indemnification are intended to be for the benefit of the Indemnified Persons specified in Section 1.8, Article IV and their respective legal representatives.

      Section 7.6 Governing Law. This Agreement shall be governed by the laws of the State of Arizona (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, without limitation, matters of validity, construction, effect and performance.

      Section 7.7 Entire Agreement. This Agreement, together with the Merger Agreement, embodies the entire agreement and understanding of the parties with respect to the transactions it and they contemplate and supersedes all prior written or oral commitments, arrangements or understandings with respect to such matters. There are no other restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated by this Agreement or the Merger Agreement.

      Section 7.8 Attorneys' Fees. In the event that any action or proceeding, including, without limitation, arbitration, is commenced by any party for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration shall be entitled to recover, as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration in their favor, their related reasonable attorneys' fees and expenses.

      Section 7.9 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected. To the extent permitted by Applicable Law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

      Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      Section 7.11 Headings. The Article, Section and Subsection headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not limit or otherwise affect any of the Agreement's provisions.

      Section 7.12 Construction. Each and every provision of this Agreement and the other Transaction Agreements shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other agreements.

      Section 7.13 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties to this Agreement. Notwithstanding the foregoing, no party to this Agreement shall have any right to assign any of its rights or obligations hereunder to any other Person.

      Section 7.14 References. Unless otherwise specified, references in this Agreement to "Sections," "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.

      IN WITNESS WHEREOF, each of the parties below have caused this Shareholders' Agreement to be duly exercised as of the day and year first above written.

                             PROLOGIC MANAGEMENT SYSTEMS, INC.


                             By:_______________________________________________
                                  Name:  James M. Heim
                                  Title:  President and Chief Executive Officer

                             BASIS ACQUISITION CORP.


                             By:_______________________________________________
                                  Name:  James M. Heim
                                  Title:  President


                            BASIS SHAREHOLDERS


                            ___________________________________________________
                            Patricia F. Shanks
                            783 Contra Costa Avenue
                            Berkeley, CA 94707


                            ___________________________________________________
                            J. Merrill Shanks
                            783 Contra Costa Avenue
                            Berkeley, CA 94707


                            ___________________________________________________
                            Barbara C. Kleet
                            2308 King's Lake Blvd.
                            Naples, FL 33962


                            ___________________________________________________
                            Arch B. Kleet
                            2308 King's Lake Blvd.
                            Naples, FL 33962


                            ___________________________________________________
                            William Michael Denney
                            548 Hayes Street
                            Richmond, CA 94804

                               ___________________________________
                               Carol Ann Hart
                               2324 East Forest Heights Drive
                               Flagstaff, AZ 86004


                               ___________________________________
                               David M. Shanks
                               1176 19th Street, #2
                               Oakland, CA 94607


                               ___________________________________
                               Susan M. Taylor
                               1175 Colusa Avenue
                               Berkeley, CA 94707


                               ___________________________________
                               Robert S. Fabry
                               1175 Colusa Avenue
                               Berkeley, CA 94707


                               ___________________________________
                               Avery F. Crounse
                               22049 Bob's Road
                               Long Beach, MS 39560


                               ___________________________________
                               Steven E. Fabry
                               P.O. Box 2300
                               Silverdale, WA 98383-2300


                               ___________________________________
                               Betty M. Fabry
                               P.O. Box 2300
                               Silverdale, WA 98383-2300


                               ___________________________________
                               Betsy Toriumi Morton
                               5369 Locksley Avenue
                               Oakland, CA 94618

                               ___________________________________
                               Michaelene Skronski
                               2025 Carquinez Avenue
                               El Cerrito, CA  94530


                               ___________________________________
                               Marc H. Monheimer
                               1099 22nd Street, N.W., #608
                               Washington, D.C. 20037


                               ___________________________________
                               Louise Stoll Monheimer
                               1099 22nd Street, N.W., #608
                               Washington, D.C.  20037


                               ___________________________________
                               George A. Lavendar
                               3714 Lake Shore Avenue
                               Oakland, CA 94610


                               ___________________________________
                               Claire L. Ungar
                               3714 Lake Shore Avenue
                               Oakland, CA 94610


                               ___________________________________
                               Viviana Norma Magee
                               2508 Norwalk Court
                               Martinez, CA 94553


                               ___________________________________
                               Rosario N. Morales
                               2508 Norwalk Court
                               Martinez, CA 94553


                               ___________________________________
                               Eliot B. Simon
                               3172 N. Cambridge Avenue, Apt. 3
                               Chicago, IL 60657

                               ___________________________________
                               Ellen R. Monheimer
                               1856 Cannon Drive
                               Walnut Creek, CA 94596


                               ___________________________________
                               Paul W. Monheimer
                               1669 Oak Street
                               Lake Oswego, OR 97034


                               ___________________________________
                               Bennett K. Falk
                               1320 Evelyn
                               Berkeley, CA 94702


                               ___________________________________
                               Margaret Moreland
                               1320 Evelyn
                               Berkeley, CA 94702


                               ___________________________________
                               Herbert W. Cowan
                               1491 Vernal Avenue
                               Fremont, CA 94539


                               ___________________________________
                               Mark W. Chandler
                               923 Taylor Avenue N.
                               Seattle, WA 98109


                               ___________________________________
                               Donald E. Legnitto
                               30 Bothin Road
                               Fairfax, CA 94930

                                                                       EXHIBIT A
                                                      TO SHAREHOLDERS' AGREEMENT


                     [FORM OF PRINCIPAL SHAREHOLDER LETTER]


Prologic Management Services, Inc.
2731 East Elvira
Tucson, Arizona  85706-7124

Ladies and Gentlemen:

      I have prepared this letter as required by Section 5.1 of the Shareholders' Agreement as of ______________, 1996 (the "Shareholders' Agreement") among Prologic Management Systems, Inc., an Arizona corporation ("Prologic"), BASIS Acquisition Corp. ("Sub") and the shareholders of BASIS, Inc. ("BASIS") ("BASIS Shareholders"). I am furnishing this letter to enable Prologic and its attorneys and accountants to ensure that the Merger contemplated by the Agreement and Plan of Reorganization, dated as of June 1, 1996 ("Reorganization Agreement") by and among Prologic, Sub, BASIS, and the Principal Shareholders (as defined therein) will qualify as a "tax-free" reorganization for federal income tax purposes. I understand that Prologic will rely on the information in this letter in concluding the Merger and that Prologic and Basis' respective accountants will rely on the information in this letter in giving the tax opinion contemplated by Section 8.1(d) of the Reorganization Agreement. I agree that Prologic, Basis, and their respective accountants may so rely and that their reliance is reasonable. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Reorganization Agreement.

      I have no plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of or in any other way reduce the risk of ownership or investment in (each, a "Sale") shares of Prologic Common Stock that I will receive in the Merger (the "Merger Shares") if such Sale would reduce the fair market value of the Prologic Common Stock (measured as of the Closing Date) retained by me (the "Retained Shares") to an amount less than fifty percent (50%) of the fair market value of the BASIS stock held by me immediately prior to the Merger. I further agree not to engage in a Sale of any of the Merger Shares within two (2) years of the Merger if such Sale would reduce the fair market value of the Retained Shares to an amount less than fifty percent (50%) of the fair market value of the BASIS stock held by me immediately prior to the Merger unless I first obtain an opinion of counsel reasonably satisfactory to Prologic that such transfer will not violate the continuity of interest requirement set forth in Treasury Regulation Section 1.368-1.

      For purposes of this letter, a Sale shall not include a distribution by a venture capital partnership to its partners, as long as the partnership does not know of any Plan by any of its partners to effect a Sale. Shares of BASIS stock with respect to which either dissenter's rights are exercised or a Sale occurs before the Merger in a Related Transaction shall be considered to be shares of BASIS stock that are converted to shares of Prologic Common Stock and then disposed of pursuant to a Plan. Any Sale of shares of Prologic Common Stock shall be considered to have occurred pursuant to a Plan if, among other things, the Sale occurs in a Related Transaction. A "Related Transaction" shall mean a transaction in contemplation of or pursuant to the Merger.

      I am not acting as an agent for or representative of Prologic or Merger Subsidiary in connection with the Merger or approval thereof.


Dated:____________________                    __________________________________

                                                                       EXHIBIT G


                               NOTICE INFORMATION


To the BASIS Representative or any BASIS shareholder:

             Patricia F. Shanks
             BASIS, Inc.
             5758 Hollis Street
             Emeryville, California  94608-2514

      with copy to:

             Gregory L. Beattie, Esq.
             Mendelson & Brown
             Suite B
             1040 Marina Village Parkway
             Alameda, California  94501


To the Merger Subsidiary or Prologic:

             James M. Heim
             President
             Chief Executive Officer
             Prologic Management Systems, Inc.
             Suite 151
             2731 East Elvira
             Tucson, Arizona  85706-7124

      with copy to:

             Stephen W. Craig, Esq.
             Brown & Bain, P.A.
             2901 N. Central Avenue
             Phoenix, Arizona  85012

                                                                       EXHIBIT H

                    BASIS SHAREHOLDERS OWNERSHIP INFORMATION
                                  June 18, 1996



                                                 # of           % of
Name                                            Shares         Shares            Position
- --------------------------------------------------------------------------------------------------------------

Patricia F. Shanks                             478,500          36.5%            *President,
783 Contra Costa Avenue                                                          Secretary, Chief
Berkeley, CA  94707                                                              Financial
                                                                                 Officer/Treasurer
                                                                                 and Director

J. Merrill Shanks                              65,000           5.0%             Director
783 Contra Costa Avenue
Berkeley, CA  94707

Patricia F. Shanks &                           73,000           5.6%
J. Merrill Shanks

Barbara C. Kleet                               400,000          30.5%
2308 King's Lake Blvd.
Naples, FL  33962

Arch B. Kleet                                  140,000          10.7%
2308 King's Lake Blvd.
Naples, FL  33962

William Michael Denney                         12,000           0.9%             *Vice President,
548 Hayes Street                                                                 Director
Richmond, CA  94804

Carol Ann Hart                                 14,000           1.1%
2324 East Forest Heights Drive
Flagstaff, AZ  86004

David M. Shanks                                14,000           1.1%
1176 19th Street, #2
Oakland, CA  94607

Susan M. Taylor &                              25,000           1.9%
Robert S. Fabry
1175 Colusa Avenue
Berkeley, CA  94707

Robert S. Fabry                                25,000           1.9%

Avery F. Crounse                               10,000           0.8%
22049 Bob's Road
Long Beach, MS  39560

Steven E. & Betty M. Fabry                     13,000           1.0%
P.O. Box 2300
Silverdale, WA  98383-2300

Betsy Toriumi Morton                           11,000           0.8%
5369 Locksley Avenue
Oakland, CA  94618

                                                 # of           % of
Name                                            Shares         Shares            Position
- --------------------------------------------------------------------------------------------------------------

Michaelene Skronski                            5,000            0.4%
2025 Carquinez Avenue
El Cerrito, CA  94530

Marc H. & Louise Stoll Monheimer               5,000            0.4%
1099 22nd Street, N.W., #608
Washington, D.C.  20037

George A. Lavender &                           4,000            0.3%
Claire L. Ungar
3714 Lake Shore Avenue
Oakland, CA  94610

Viviana Norma Magee &                          5,000            0.4%
Rosario N. Morales
2508 Norwalk Court
Martinez, CA  94553

Eliot B. Simon                                 0                0.0%
3172 N. Cambridge Avenue
Apt. 3
Chicago, IL  60657

Ellen R. Monheimer                             2,000            0.2%
1856 Cannon Drive
Walnut Creek, CA  94596

Paul W. Monheimer                              1,000            0.1%
1669 Oak Street
Lake Oswego, OR  97034

Bennett K. Falk &                              1,000            0.1%
Margaret Moreland
1320 Evelyn
Berkeley, CA  94702

Herbert W. Cowan                               1,000            0.1%
1491 Vernal Avenue
Fremont, CA  94539

Mark W. Chandler                               1,000            0.1%
923 Taylor Avenue N.
Seattle, WA  98109

Donald E. Legnitto                             4,000            0.3%
30 Bothin Road
Fairfax, CA  94930

      TOTAL SHARES                         1,309,500          100.2%
      20 shareholders (by IRS rules for Sub
      S Corps)


WBE Ownership:            972,000      74.2%
MBE Ownership:             15,000       1.1%

                                                                       EXHIBIT I


Section 3(a) of the Underwriting Agreement, dated March 14, 1996, between Prologic and Nutmeg Securities, Ltd. ("Underwriter") sets forth the following:

         Neither the Company nor any officer, director or 5% or greater shareholder or any other shareholder who enters into an agreement referred to in Section 3(a)(xxvii) [Lockup Agreements], shall not, without the Underwriter's prior written consent, sell or offer to sell any shares of Common Stock for eighteen (18) months after the effective date including other equity securities or warrants or options to purchase any shares of Common Stock or equity securities except (i) the Company may offer or sell its securities 12 months after the closing unless the Underwriter consents to an earlier date, and may issue Common Stock or other equity securities or warrants or options including the options under any Stock Option Plan to purchase any shares of Common Stock which are authorized to be issued prior to the Initial Closing Date or which may be issued by the Company in connection with any equipment lease financing, and (ii) any outside directors options.